                                                                   EXHIBIT 10.11



                                   AGREEMENT
                                    between
                       CHAMPION INTERNATIONAL CORPORATION
                                      and
                                RICHARD E. OLSON
                          Effective September 18, 1997

                               Table of Contents
                               -----------------

Paragraph
 Number         Title                                            Page
---------       -----                                            ----
    1           Employment                                          1
    2           Position and Responsibilities                       1
    3 (a)       Period of Employment                                1
      (b)       Duties                                              2
    4           Compensation                                        2
    5           Participation in Benefit Plans                      2
    6           Disability                                          3
      (a)       Disability Benefits                                 3
      (b)       Services During Disability                          4
      (c) (i)   Retirement Credit During Disability                 4
         (ii)   Death Benefits While Disabled                       5
      (d)       No Duplication of Benefits                          5
      (e)       Definition of Disability                            5
    7           Termination During Month                            5
    8           Termination                                         6
      (a)       Termination Payments                                6
          (i)   Monthly Payments                                    6
         (ii)   Lump Sum Payment Upon Termination
                Following a Change in Control                       6
        (iii)   Cash-Out of Options and Contingently
                Credited Shares                                     7
         (iv)   Payment of Final Value of Retirement
                Benefits                                            7
    8 (b)       Definition of Termination                           8
      (c)       Definition of Cause                                 9
      (d)       Definition of Change in Control                    10
    9 (a)       [Intentionally left Blank]                         10
      (b)       Retirement                                         10
          (i)   Executive's Basic Retirement
                Allowance Increase                                 10
         (ii)   Spouse's Basic Survivor Retirement
                Allowance Increase                                 12
        (iii)   Retirement Allowance Offsets                       13
         (iv)   Alternative Forms of Payment of
                Retirement Allowances; #001 Plan
                Calculation Methods                                14
      (c)       [Intentionally left Blank]                         15
      (d)       Election of Lump Sum Payment of
                Retirement Allowances Upon or
                Following Retirement                               15

Paragraph
Number          Title                                           Page
---------       -----                                           ----
   10           Post-termination Obligations
                of Executive; Default by Company                  16
      (a)       Assistance In Litigation                          17
      (b)       Detrimental Conduct                               17
      (c)       Discoveries and Inventions                        17
      (d)       Reimbursement of Expenses                         17
      (e)       Competition                                       17
      (f)       Failure to Comply                                 18
      (g)       Post-termination Default in
                Payments or Benefits                              18
   11           Determination of Benefits                         19
   12    (a)    Time of Payment                                   19
         (b)    Withholding of Taxes                              20
   13           Decisions by Company                              20
   14           Prior Agreements                                  20
   15           Consolidation or Merger                           20
   16    (a)    Non-assignability                                 20
         (b)    No Attachment                                     20
         (c)    Binding Agreement                                 21
         (d)    Unfunded Obligations; Trust Agreement             21
   17    (a)    Amendment of Agreement                            22
         (b)    No Waiver                                         22
   18           Severability                                      23
   19           Headings                                          23
   20           Governing Law                                     23
   21           Parachute Tax                                     23
   22           Notices                                           24
   23           Arbitration                                       25

                                    EXHIBITS
                                    --------

                                                                       Page
Exhibit                                                              Reference
-------                                                              ---------
   A           Summary of Retirement Plan for Salaried
               Employees as in effect on the Effective
               Date                                                       3
   B           Summary of Disability Plan as in effect
               on the Effective Date                                      4
   C           Certain benefits to be provided after a
               termination following a change in control                  6
   D           Payments and benefits subject to
               acceleration in event of default in
               payments or benefits by Company after
               cessation of employment                                   18
   E           [Intentionally left Blank]
   F           Form of Trust Agreement                                   21
   G           Amounts to be deposited in trust upon a                   21
               potential change in control

                                     DEFINED TERMS
                                     -------------
Defined Term                         Paragraph                          Page
------------                         ---------                          ----
Agreement                            Introduction                         1
Alternative Benefit                  9(b)(iv)                            14
Average Annual Compensation          9(b)(i)                             11
Cause                                8(c)                                 9
Change in Control                    8(d)                                10
Code                                 8(a)(iii)                            7
Company                              Introduction                         1
Disability                           6(e)                                 5
Effective Date                       3(a)                                 1
Executive                            Introduction                         1
Fair Market Value                    8(a)(iii)                            7
Legal Expense Agreement              8(b)(ii)                             8
Normal Benefit                       9(b)(iv)                            14
#001 Plan                            8(a)(iv)                             7
Period of Employment                 3(a)                                 1
Potential Change in Control          9(d)(iv)                            16
Retirement Plan                      5                                    3
Termination                          8(b)                                 8

___________________________

Words and terms relating to          9(b)(iv)                            15
retirement allowances and            (last sentence)
related matters

     THIS AGREEMENT between CHAMPION INTERNATIONAL CORPORATION, a New York corporation (the "Company"), and RICHARD E. OLSON (the "Executive"), effective September 18, 1997 (the "Agreement").

                             W I T N E S S E T H:

     WHEREAS, the Company and the Executive executed an agreement effective August 18, 1988, as amended September 19, 1991, providing for termination payments under the circumstances set forth therein; and

     WHEREAS, the Executive was elected Chief Executive Officer of the Company on August 15, 1996 and Chairman of the Board of Directors of the Company effective October 1, 1996; and

     WHEREAS, the Company and the Executive wish to terminate the aforesaid agreement and to replace it with this agreement; and

     WHEREAS, the Company wishes to provide additional incentive for the Executive to continue in the employ of the Company;

     NOW, THEREFORE, it is hereby agreed by and between the parties as follows:

     1.  Employment
         ----------

     The Company will continue the Executive in its employ, and the Executive hereby agrees to remain in the employ of the Company, for the period stated in subparagraph 3(a) below and upon the other terms and conditions hereinafter stated.

     2.  Position and Responsibilities
         -----------------------------

     During the period of his employment under this Agreement, the Executive agrees to serve as the Chief Executive Officer of the Company subject to the supervision of, and reporting directly to, the Board of Directors of the Company. During the period of his employment under this Agreement, the Executive also agrees to serve, for the period for which he is and shall from time to time be elected, as Chairman of the Board of Directors of the Company and as an officer and director of any subsidiary or affiliate of the Company.

     3.  (a)  Period of Employment
              --------------------

     The period of the Executive's employment under this Agreement shall be deemed to have commenced as of September 1, 1997 (the "Effective Date") and shall continue for the period from the Effective Date to the date on which he shall attain the age of 62 (such period being herein referred to as the "period of employment"). Such period of employment, and each one-year extension of the period of employment pursuant to the following provisions of this sentence, shall, without further action by the parties, be extended one additional year unless either party hereto shall have given written notice to the other party hereto, more than six months prior to the expiration of the period of employment or one-year extension thereof then in effect, that the period of employment or one-year extension thereof then in effect is not to be so extended. In the event that the Executive shall continue in the full-time employment of the Company after the period from the Effective Date to the date on which he shall attain the age of 62, as such period may have been extended, such continued employment shall be subject to the terms and conditions of this Agreement. In such event, the Executive's period of employment shall include the period during which he in fact continues in the Company's employ.

          (b)  Duties
               ------

     Throughout the period of his employment hereunder and except for illness, reasonable vacation periods and reasonable leaves of absence, the Executive shall devote all his business time, attention, skill and efforts to the faithful performance of his duties hereunder; provided, however, that the Executive may, with the approval of the Board of Directors of the Company, from time to time serve or continue to serve on the boards of directors of, and hold any other offices or positions in, companies or organizations which present no conflict of interest with the Company and which will not materially affect the performance of his obligations under this Agreement.

     4.  Compensation
         ------------

     For all services rendered by the Executive in any capacity during the period of his employment under this Agreement, including, without limitation, services as an employee, officer, director or member of any committee of the Company or of any subsidiary, affiliate or division thereof, the Executive shall be paid as compensation, (a) a salary at a monthly rate which is the higher of
(A) $66,667, and (B) such higher amount as may from time to time be fixed by the Board of Directors of the Company, or by a Committee designated by the Board of Directors; and (b) such bonus, if any, as may from time to time be awarded to the Executive by the Board of Directors of the Company, or by a Committee designated by the Board of Directors. Such salary shall be payable on the last day of each month, and any such bonus shall be payable in the manner specified at the time any such bonus is awarded.

     5.  Participation in Benefit Plans
         ------------------------------

     Except as otherwise specifically provided herein, the payments provided under this Agreement for the Executive are in addition to any benefits to which the Executive (or his beneficiaries or estate) may be or become entitled under any hospitalization, health care, dental care or sick leave plan, life or other insurance or death benefit plan, travel and accident insurance, executive or contingent compensation plan, restricted stock or stock purchase plan, retirement income or pension plan, vacation plan, or other present or future employee benefit plans or programs of the Company for which key executives are eligible, and the Executive shall be eligible to receive, during the period of his employment under this Agreement and during any subsequent period that he shall be entitled to receive payments from the Company under subparagraph 6(a) or subparagraph 8(a)(i) below (whether or not any such period shall have been accelerated) as if the Executive had continued to be employed by the Company during such subsequent period, any benefits and emoluments for which key executives are eligible under any such benefit plan or program of the Company in accordance with the provisions of any such plan or program, provided, however, that during the period that the Executive is so entitled to receive payments under subparagraph 6(a) (during any period of long-term disability) or 8(a)(i) below, he shall not be eligible to participate in the Company's Savings Plan for Salaried Employees or Nonqualified Supplemental Savings Plan or to receive option grants under any stock option plan of the Company. To the extent that such benefits or service credits for benefits shall not be payable or provided under such plans or programs by reason of the Executive no longer being an employee of the Company, the Company shall itself pay or provide for payment of such benefits and service credit for benefits. Nothing in this Agreement shall preclude the Company from terminating or amending any such employee benefit plan or program so as to eliminate, reduce or otherwise change any benefit payable thereunder subject, in the case of the Company's disability plan, to the provisions of subparagraph 6(a) below, and provided that, if the retirement allowances payable to the Executive on his retirement under the pension plans, including related supplemental and excess benefit plans, of the Company and any subsidiary or affiliate of the Company, when combined with any additional retirement allowance provided under subparagraph 9(b) below, shall be less than the retirement allowance which the Executive would have received under the Retirement Plan for Salaried Employees of Champion International Corporation as in effect on the Effective Date, exclusive of any limitations on the amount of benefits or contributions for an individual participant imposed by the Employee Retirement Income Security Act of 1974, as amended, and the Internal Revenue Code of 1986, as amended, (the "Retirement Plan"), a summary of which is attached hereto as Exhibit A, had he been credited in full, for purposes of vesting and benefits,
---------
with all of his years and full months of service with the Company and any subsidiary or affiliate thereof and with any subsequent period that he was entitled to receive payments from the Company under subparagraph 8(a)(i) below (regardless of whether or not any such period shall have been accelerated) and credited, for purpose of benefits, with such portion of his annual bonus awards as on such retirement would have been credited for such purpose if all such bonus awards had been paid in cash when awarded, then the difference shall be paid by the Company.

     6.  Disability
         ----------
     In the event of the disability, as defined in subparagraph 6(e) below, of the Executive, the following provisions of this paragraph 6 shall apply.

         (a)  Disability Benefits
              -------------------

     The Company shall pay the Executive, subject to compliance with the applicable provisions of paragraph 10 and to the reduction provided in subparagraph 6(d) below, a disability benefit equal to the greater of (i) the benefit which the Executive would receive upon such disability under the disability plan of the Company as in effect on the Effective Date, a summary of which is attached hereto as Exhibit B, regardless of whether such plan
                               ---------
remains in effect at the commencement of, or during, the Executive's disability; and (ii) the benefit which the Executive would receive upon such disability under the disability plan of the Company as in effect at the commencement of, and (if and to the extent that increased benefits under the disability plan are extended generally to employees who were disabled prior to the adoption of such increased benefits) during, the Executive's disability. Payment of such disability benefit shall commence on the last day of the month next following the commencement of the Executive's disability and cease with the earlier of (i) the payment for the month in which the Executive dies and (ii) the payment for the month preceding the month in which occurs the Executive's normal retirement date under the Company's pension plan.

        (b)  Services During Disability
             --------------------------

     During the period that the Executive shall be receiving payments under subparagraph 6(a) above, he shall, to the extent that he shall be physically and mentally able to do so, furnish information and assistance and refrain from detrimental conduct and otherwise act in accordance with paragraph 10 below, and, in addition, upon reasonable request in writing on behalf of the Board of Directors, from time to time make himself available to the Company to undertake reasonable assignments, consistent with his place of residence from time to time, the dignity, importance and scope of his prior position and his physical and mental health. During such period of service, he shall be responsible and report to, and shall be subject to the supervision of, the Board of Directors of the Company or an executive officer designated by the Board, both as to the method and manner in which he shall perform such assignments, subject in each case to the preceding provisions of this subparagraph 6(b), and shall keep the Board of Directors, when it is in session, or such executive officer, appropriately informed from time to time of his progress in any such assignment. The Company shall continue to pay all reasonable expenses incident to the performance of the Executive's duties hereunder including, without limitation, expenses of travel to and from his place of residence and the headquarters of the Company or such other place or places as may be required in each case for the performance of his assignments and reports.

        (c)(i)  Retirement Credit During Disability
                -----------------------------------

     The Company shall pay the Executive, subject to compliance with the applicable provisions of paragraph 10 and to the reduction provided in subparagraph 6(d) below, a retirement allowance which shall be no less than the retirement allowance which the Executive would have received under the Retirement Plan had he remained in full-time employment with the Company until the earliest of termination of his disability or his normal retirement date or early retirement date at his annual rate of compensation, in accordance with paragraph 4 above, at the commencement of his disability, and had he been credited in full, for purposes of vesting and benefits, with all of his years and full months of service with the Company and any subsidiary or affiliate thereof and credited, for purpose of benefits, with such portion of his annual bonus awards as on his normal retirement date would have been credited for such purpose if all such bonus awards had been paid in cash when awarded; provided, however, that nothing in this Agreement shall preclude the Company from providing a larger benefit for the Executive under any pension plan or otherwise. Such retirement allowance shall be paid monthly, commencing with the first day of the month coincident with or next following the Executive's normal retirement date under the Company's pension plan or early retirement if he elects early retirement instead of disability payments, and shall continue to be paid in accordance with the method of payment selected by the Executive under such pension plan.

          (ii)  Death Benefits While Disabled
                -----------------------------

     In the event that the death of the Executive should occur after his disability but before his normal retirement date and before any early retirement, the Company shall pay the Executive's beneficiary or beneficiaries under the Company's pension plan, subject to the reduction provided in subparagraph 6(d) below, a benefit which shall be based upon an amount no less than the retirement allowance which the Executive would have received under the Retirement Plan had the Executive remained in full-time employment with the Company at his annual rate of compensation, in accordance with paragraph 4 above, at the commencement of his disability, and been credited with service and bonuses as provided in subparagraph (c)(i) above, and then retired on the date of his death. Such benefit shall be paid monthly, commencing with the first day of the month next following the date of the Executive's death, and shall continue to be paid in accordance with the method of payment selected by the Executive under the Company's pension plan.

          (d)  No Duplication of Benefits
               --------------------------

     Notwithstanding anything to the contrary contained herein, in order to prevent duplication of benefits, the amount of any disability benefit, retirement allowance or other benefit payable under this paragraph 6 shall be reduced by the amount of any benefits actually paid to the Executive or his beneficiary or beneficiaries, as the case may be, with respect to the same period under the disability plan or pension plans, including related supplemental and excess benefit plans, of the Company and any subsidiary or affiliate thereof.

          (e)  Definition of Disability
               ------------------------

     The term "disability" for purposes of this Agreement shall have the same meaning as under the disability plan of the Company as in effect on the Effective Date as summarized in Exhibit B.
                               ----------

     7.  Termination During Month
         ------------------------

     In the event that the employment of the Executive shall terminate prior to the end of a calendar month as a result of his death or disability or a termination described in paragraph 8 below, the Company shall pay the Executive or his legal representatives, as the case may be, in addition to any other amounts payable by the Company hereunder, a lump cash sum which shall in no event be less than the salary plus any bonus to which the Executive would have been entitled had he remained in full-time employment until the end of the month in which his employment shall so terminate.

     8.  Termination
         -----------

     In the event of a termination, as defined in subparagraph 8(b) below, during the period of employment under this Agreement, the following provisions of this paragraph 8 shall apply.

         (a)  Termination Payments
              --------------------

              (i)   Monthly Payments.  Subject to compliance with the applicable
                    ----------------
provisions of paragraph 10 below, the Company shall pay the Executive or, in the event of his subsequent death, his beneficiary or beneficiaries or his estate, as the case may be, as severance pay or liquidated damages, or both, a monthly sum equal to the highest total monthly compensation (highest total of annual salary plus annual bonus for any calendar year of employment, divided by twelve) paid to the Executive. Such payments shall commence on the last day of the month next following the termination of employment of the Executive and shall continue until the last day of the twenty-fourth full calendar month following the termination of employment of the Executive, provided, however, that such payments shall not continue beyond the earlier of (A) the last day of the month next preceding his normal retirement date under the Company's pension plan, and
(B) the last day of the month next preceding the month in which he shall, with his written consent, commence receiving his retirement allowance under the Company's pension plan.

              (ii)  Lump Sum Payment upon Termination following a Change in
                    -------------------------------------------------------
Control. Anything in subparagraph 8(a)(i) above or elsewhere in this Agreement to the contrary notwithstanding, if termination of the Executive occurs within three years following a Change in Control: (x) the total of the monthly payments provided for in subparagraph 8(a)(i) above shall be accelerated and paid in a lump sum as soon as practicable after such termination if termination occurs before the last day of the month next preceding the Executive's normal retirement date under the Company's pension plan; if termination occurs on or after such last day, no payment pursuant to subparagraph 8(a)(i) or (ii) shall be made to the Executive; (y) the benefits required to be provided thereafter to the Executive, his spouse and family, set forth in attached Exhibit C, shall be
                                                            ---------
valued at the cost of acquiring insurance policies which would provide such benefit coverage over the period of time involved in subparagraph 8(a)(i) above, and such cost shall be paid in a lump sum as soon as practicable after termination; and (z) the Executive shall be paid the amount payable, if any, pursuant to subparagraph 8(a)(iii) and the amount payable pursuant to subparagraph 8(a)(iv).

              (iii) Cash-Out of Options and Contingently Credited Shares.  In
                    ----------------------------------------------------
the event that the Executive shall, at the time of termination of his employment within three years following a Change in Control, (A) hold an outstanding and unexercised (whether or not exercisable at the time) option or options theretofore granted by the Company to him prior to the Change in Control, (B) have shares contingently credited to him prior to the Change in Control under the Company's Contingent Compensation Plan or 1986 Contingent Compensation Plan or a successor plan, or both hold such option and have such shares contingently credited to him, unless the Executive shall have given the Company written notice to the contrary within thirty (30) days following such termination of employment, the Company shall pay him, in a lump sum, an amount equal to the excess above the option price, of each such option that is not an Incentive Stock Option as defined in Section 422 of the Internal Revenue Code of 1986 as amended (the "Code"), of the Fair Market Value of Common Shares of the Company at the time of termination, and the Fair Market Value at the time of termination of the shares, if any, so contingently credited. Solely for the purpose of this subparagraph 8(a)(iii), Fair Market Value at the time of termination shall mean the higher of (i) the average of the reported closing prices of the Common Shares of the Company, as reported in "New York Stock Exchange Composite Transactions" of the Eastern Edition of The Wall Street Journal, for the last
                                        -----------------------
trading day prior to the termination and for each trading day of the preceding sixty calendar days, and (ii) in the event that a Change in Control of the Company, as defined in subparagraph 8(d) below, shall have taken place prior to termination as the result of a tender or exchange offer, and such Change in Control was consummated within three years of termination, an amount equal to the highest consideration paid for Common Shares of the Company in the course of such tender or exchange offer.

              (iv)  Payment of Final Value of Retirement Benefits.   Anything in
                    ---------------------------------------------
this Agreement to the contrary notwithstanding, in the event of a termination of the Executive's employment within three years following a Change in Control, the Executive and his spouse shall be entitled to the monthly retirement allowance, and the monthly survivor retirement allowance, if any, respectively, under subparagraph 9(b)(i) and (ii) below without regard to the offsets set forth in subparagraph 9(b)(iii) below, in the amounts that he and she would have received pursuant to such subparagraph 9(b)(i) and (ii) without regard to the offsets set forth in subparagraph 9(b)(iii) below, had he continued in the employ of the Company until age 62, to the extent that each such monthly allowance exceeds the benefits under the Champion International Corporation Salaried Retirement Plan #001 (the "#001 Plan") payable to the Executive and his spouse for the applicable month.

If the Executive does not have a spouse at the time of such termination of his employment, then the calculation provided for in the next preceding sentence shall be made on the assumption that he had a spouse, his own age, at such time. Such retirement allowance and survivor retirement allowance, as well as the specified benefits under the #001 Plan, shall be valued and discounted in the manner set forth in subparagraph 10(g) below relating to default in payments or benefits, and such retirement allowance and survivor retirement allowance in excess of the specified benefits under the #001 Plan shall be paid in a lump sum as soon as practicable after such termination. By accepting such lump sum, either from the Company or the trust contemplated by subparagraph 16(d) below, the Executive and his spouse or other Beneficiary release the Company from all obligations under all excess benefit, supplemental retirement and other retirement plans and agreements of the Company, its subsidiaries and affiliates applicable to the Executive and his spouse or other Beneficiary, including this Agreement as amended from time to time but excluding the #001 Plan.

         (b)  Definition of Termination
              -------------------------
     The term "termination" for purposes of this Agreement shall mean:

              (i) The termination by the Company of the Executive's full-time employment with the Company for any reason other than Cause; or

              (ii) Any (A) failure to elect or re-elect the Executive to the office of Chairman of the Board of Directors of the Company or as a director of the Company or to designate or re-designate the Executive as Chief Executive Officer of the Company, (B) material change by the Company of the Executive's functions, duties or responsibilities without his express written consent as a result of which change the Executive's position with the Company shall be or become of less dignity, responsibility, importance or scope than the position described in paragraph 2 above, and any such material change shall be deemed a continuing breach of this Agreement, (C) liquidation, dissolution, consolidation or merger of the Company, or transfer of all or substantially all of its assets, other than in compliance with the provisions of paragraph 15 below, (D) other breach of this Agreement by the Company, or breach of the Agreement Relating to Legal Expenses between the Company and the Executive dated September 18, 1997 (the "Legal Expense Agreement"), or (E) determination in good faith by the Executive that, as a result of a Change in Control of the Company within the prior three years, and a change in circumstances thereafter significantly affecting his position, he is unable to carry out the authorities, powers, functions or duties attached to his position and contemplated by paragraph 2 above, and the situation is not remedied within 30 days after receipt by the Company of written notice from the Executive of such determination; provided that in any such event the Executive elects to terminate his employment under this

Agreement upon not less than sixty days' advance written notice given within a reasonable period of time not to exceed, except in case of a continuing breach, four calendar months after the event giving rise to the election.

         (c)  Definition of Cause
              -------------------
     For the purpose of any provision of this Agreement, the termination of the Executive's employment shall be deemed to have been for Cause only

              (i) if termination of his employment shall have been the result of an act or acts of dishonesty on the part of the Executive constituting a felony and resulting or intended to result directly or indirectly in gain or personal enrichment at the expense of the Company, or

              (ii) if there has been a breach by the Executive during the period of employment of this Agreement, and such breach results in demonstrably material injury to the Company, and, with respect to any alleged breach of subparagraph 3(b) hereof, the Executive shall have either failed to remedy such alleged breach within thirty days from his receipt of written notice from the Secretary of the Company pursuant to a resolution duly adopted by the Board of Directors of the Company after notice to the Executive and an opportunity to be heard demanding that he remedy such alleged breach, or shall have failed to take all reasonable steps to that end during such thirty-day period and thereafter;

provided that there shall have been delivered to the Executive a certified copy of a resolution of the Board of Directors of the Company adopted by the affirmative vote of not less than three-fourths of the entire membership of the Board of Directors at a meeting called and held for that purpose and at which the Executive was given an opportunity to be heard, finding that the Executive was guilty of conduct set forth in subparagraph (i) or (ii) above, specifying the particulars thereof in detail.

     Anything in this subparagraph 8(c) or elsewhere in this Agreement to the contrary notwithstanding, the employment of the Executive shall in no event be considered to have been terminated by the Company for Cause if termination of his employment took place (A) as the result of bad judgment or negligence on the part of the Executive, or (B) as the result of an act or omission without intent of gaining therefrom directly or indirectly a profit to which the Executive was not legally entitled, or (C) because of an act or omission believed by the Executive in good faith to have been in or not opposed to the interests of the Company, or (D) for any act or omission in respect of which a determination could properly be made that the Executive met the applicable standard of conduct prescribed for indemnifica-tion or reimbursement or payment of expenses under
(I) the Restated Certificate of Incorporation or By-Laws of the

Company, or (II) the laws of the State of New York, or (III) the directors' and officer's liability insurance of the Company, in each case either as in effect at the time of this Agreement or in effect at the time of such act or omission, or (E) as the result of an act or omission which occurred more than twelve calendar months prior to the Executive having been given notice of the termination of his employment for such act or omission unless the commission of such act or such omission could not at the time of such commission or omission have been known to a member of the Board of Directors of the Company (other than the Executive, if he is then a member of the Board of Directors), in which case more than twelve calendar months from the date that the commission of such act or such omission was or could reasonably have been so known, or (F) as the result of a continuing course of action which commenced and was or could reasonably have been known to a member of the Board of Directors of the Company (other than the Executive, if he is then a member of the Board of Directors) more than twelve calendar months prior to notice having been given to the Executive of the termination of his employment.

         (d)  Definition of Change in Control
              -------------------------------
              For the purpose of this Agreement, a Change in Control of the Company shall be deemed to have occurred if

              (i) any "person" (as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities;

              (ii) during any period within two (2) consecutive years there shall cease to be a majority of the Board of Directors comprised as follows: individuals who at the beginning of such period constitute the Board of Directors and any new director(s) whose election by the Board of Directors or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved; or

              (iii) the shareholders of the Company approve (A) a plan of complete liquidation of the Company or (B) the sale or other disposition of all or substantially all the Company's assets.

     9.  (a)  [Intentionally left Blank]
               ------------------------
         (b)  Retirement
              ----------

              (i)   Executive's Basic Retirement Allowance Increase.
                    -----------------------------------------------

          Effective on the date hereof, the Executive is indefeasibly vested, subject to paragraph 9(b)(iv) and paragraph

10, in a monthly retirement allowance, subject to any reduction required by subparagraph 9(b)(iii), equal to one-twelfth (1/12) of sixty percent (60%) of the Executive's Average Annual Compensation, as hereafter defined, less one-twelfth (1/12) of fifty percent (50%) of the Executive's annual Social Security Benefits.

              Subject to subparagraph 9(b)(iv) and paragraph 10, if the Executive should continue in the employ of the Company

     (A) until the date on which he shall attain the age of 62, or

     (B)  until his earlier

          (I) disability, as "disability" is defined in the Company's Temporary Disability Plan described in Exhibit B herein, which has continued for a period of six consecutive months, or

          (II) termination, as "termination" is defined in subparagraph 8(b) above,

the Executive will be indefeasibly vested in a monthly retirement allowance, subject to any reduction required by subparagraph 9(b)(iii), equal to one-twelfth (1/12) of sixty-five percent (65%) of his Average Annual Compensation, as hereafter defined, less one-twelfth (1/12) of fifty percent (50%) of the
Executive's annual Social Security Benefits.   Any such sixty-five percent (65%)
retirement allowance shall be in lieu of the sixty percent (60%) retirement allowance provided for immediately above.

      The Company will pay the Executive the applicable retirement allowance, subject to any reduction required by subparagraph 9(b)(iii), on or about the first day of each month during the Executive's lifetime, commencing with the month following the month in which the Executive's employment with the Company terminates by his election to retire any time after six months of disability, or in which the Executive's employment with the Company otherwise terminates, unless the Company will be making a payment in such month under subparagraph 8(a)(i) above, by reason of a "termination" as defined in subparagraph 8(b) above, in which event, commencing with the first month thereafter in which the Company will not be making such a payment. Notwithstanding the foregoing, payments under this subparagraph 9(b)(i) will not commence to be made until the first day of the calendar month for which the Executive receives payment under the #001 Plan. For purposes of this subparagraph 9(b), Average Annual Compensation means the annual average of the Executive's total compensation consisting of base salary (before any deductions or reductions including, without limitation, any deduction or reduction pursuant to Section 401(k) of the
Code) and annual bonus awards for the three consecutive years of highest total compensation occurring within the ten consecutive years immediately preceding termination of his employment (determined in accordance with the definitions and methods of calculation used in the #001 Plan). It is understood and agreed that in no event shall the retirement allowance provided by this subparagraph (b)(i) or by subparagraph 9(b)(iv) below be payable prior to termination of the Executive's employment with the Company, and that for purposes of this subparagraph (b)(i) and subparagraph 9(b)(iv) below, the Executive shall be considered to continue in the employ of the Company during any period for which he receives disability payments under the Company's Temporary Disability Plan or Long Term Disability Plan described in Exhibit B herein, or any successor or substitute disability plan.

              (ii) Spouse's Basic Survivor Retirement Allowance Increase. Subject to subparagraph 9(b)(iv), if the Executive should die either

     (A)  following termination of his employment,

          (I) after a retirement allowance had commenced to be payable to him under subparagraph (b)(i) immediately above, or

          (II) before a retirement allowance had commenced to be payable to the Executive under subparagraph (b)(i) immediately above solely because the Company had been making payments to him, under paragraph 8(a)(i) above, by reason of a "termination" as defined in subparagraph 8(b) above, or

     (B) while employed by the Company (including the period during which the Executive is disabled and considered to be employed by the Company),

and if, in either case, the Executive should be survived by a spouse (in the case of clause 9(b)(ii)(A) above, only a spouse who is eligible to receive a retirement allowance under the #001 Plan; in the case of clause 9(b)(ii)(B) above, only if the spouse meets the definition of an Eligible Spouse as defined in subparagraph 9.2(e)(l) of the #001 Plan), then the Company will pay her a retirement allowance, subject to any reduction applicable to her required by subparagraph 9(b)(iii) below, on or about the first day of each month during her lifetime following the Executive's death, commencing with the month following the month in which the Executive's death shall occur (unless the Company will be making a payment in such month under subparagraph 8(a)(i) above, in which event, commencing with the first month thereafter in which the Company will not be making such a payment), equal to

          (I) in the case of clause 9(b)(ii)(A) above, sixty percent (60%) of the monthly retirement allowance

                (aa) that was payable to the Executive under subparagraph 9(b)(i) above (prior to any reduction required by subparagraph 9(b)(iii) below) immediately prior to the Executive's death, or

                (bb) that would have been payable to the Executive under subparagraph 9(b)(i) above (prior to any such reduction) after completion of payments to the Executive under subparagraph 8(a)(i) above, had the Executive lived, or

          (II) in the case of clause 9(b)(ii)(B) above, sixty percent (60%) of the monthly retirement allowance that would have been payable to the Executive under subparagraph 9(b)(i) above

(prior to any reduction required by subparagraph 9(b)(iii) below) had the Executive retired on the day before his death.

              (iii) Retirement Allowance Offsets.
                    ----------------------------
     (A) The monthly retirement allowance provided for the Executive under subparagraph 9(b)(i) above or 9(b)(iv) below shall be reduced by the aggregate of
          (I) an amount equal to the retirement benefits paid to the Executive for the applicable month (but only to the extent attributable to contributions other than his own), under

                (aa) the Company's retirement program, including the #001 Plan and related excess benefit and supplemental retirement plans, and

                (bb) any other retirement plan or agreement of the Company, its subsidiaries or affiliates applicable to the Executive including this Agreement as amended from time to time, and

          (II) any disability benefits paid to the Executive during the applicable month (but only to the extent attributable to contributions other than his own) under the Company's disability plan or any other disability plan or agreement of the Company, its subsidiaries or affiliates applicable to him, including this Agreement as amended from time to time.

     (B) The monthly retirement allowance provided for the Executive's spouse under subparagraph 9(b)(ii) above or for his spouse or other Beneficiary under subparagraph 9(b)(iv) below, if any, shall be reduced by the following amount:

          (I) If the Executive's retirement benefits under the program, plans and agreements referred to in clauses (aa) and (bb) of subparagraph 9(b)(iii)(A) above had commenced to be paid to him prior to his death, the monthly retirement allowance provided for his spouse or other Beneficiary shall be reduced by an amount equal to the retirement benefits (to the extent attributable to contributions other than his own) paid to such spouse or other Beneficiary under the program, plans or agreements referred to in clauses (aa) and (bb) of subparagraph 9(b)(iii)(A) above for the applicable month.

          (II) If the Executive's retirement benefits under the program, plans and agreements referred to in clauses (aa) and (bb) of subparagraph 9(b)(iii)(A) above had not commenced to be paid to him prior to his death, the monthly retirement allowance provided for his spouse or other Beneficiary shall be reduced by an amount equal to the retirement benefits (to the extent attributable to contributions other than his own) paid to such spouse or other Beneficiary thereunder for the applicable month, and by the amount, if any, paid for the applicable month to his Beneficiary or Beneficiaries under subparagraph 6(c)(ii) above.

              (iv)  Alternative Forms of Payment of Retirement Allowances;
                    ------------------------------------------------------
                    #001 Plan Calculation Methods.
                    -----------------------------

     (A) The Company will pay the retirement allowance set forth above in subparagraph 9(b)(i) and the spouse's survivor retirement allowance set forth above in subparagraph 9(b)(ii) (together, the "Normal Benefit") provided that on the benefit commencement date there is in effect for the Executive, under the #001 Plan, a valid election to receive his benefit in the form of a 50% joint and surviving spouse annuity.

     (B) If on the benefit commencement date there is in effect for the Executive under the #001 Plan a valid election to receive his benefit under a form of payment other than a 50% joint and surviving spouse annuity, then, in lieu of the retirement allowance described above in subparagraph 9(b)(i) and the spouse's survivor retirement allowance described above in subparagraph 9(b)(ii), in each case without regard to the offsets described in subparagraph 9(b)(iii) above, the Executive and his spouse or other Beneficiary, if any, shall receive an actuarially equivalent benefit under such other form of payment (as a result of which he will be entitled to receive a larger or smaller retirement allowance than under subparagraph 9(b)(i) above and his spouse will be entitled to receive an actuarially corresponding smaller or larger survivor retirement allowance than under subparagraph 9(b)(ii) above or no such allowance at all) subject to any reduction required by subparagraph 9(b)(iii) above (the "Alternative Benefit"). In such event, the actuarially equivalent benefit will be paid to the Executive, and to his spouse or other Beneficiary, if any, following the death of the Executive, in accordance with such other form of payment, less any reduction required by subparagraph 9(b)(iii) above. Such Alternative Benefit shall commence to be paid at the time the Normal Benefit under subparagraphs 9(b)(i) and (ii) would otherwise have commenced to be paid.

     (C) Anything in paragraph 11 below to the contrary notwithstanding, in making calculations necessary to convert the Normal Benefit to an actuarially equivalent Alternative Benefit, and in determining retirement benefit entitlements under this Agreement generally, the party making such calculations shall be generally guided (except, for example, where otherwise expressly provided in this Agreement, or with respect to limitations and restrictions required by the Code for a tax-qualified plan as, e.g., Articles 11, 12 and 16 of the #001 Plan relating to limitation on benefits, contingent restrictions on benefits, and top-heavy rules, respectively) by the definitions, methods of calculation, discounts, terms, conditions and restrictions applicable to determining benefits and making calculations with respect to benefits under the #001 Plan, it being the principal intent of this subparagraph 9(b) merely to enhance the benefits payable under the #001 Plan and related excess benefit and supplemental retirement plans while retaining the methodology and concepts, to the extent feasible, of those plans. Words and terms used in this Agreement and referring to retirement allowances and related matters, where applicable and unless otherwise expressly stated, shall have the meanings ascribed to them in the #001 Plan.

          (c)  [Intentionally left Blank]
               --------------------------

          (d)  Election of Lump Sum Payment of Retirement
               ------------------------------------------

               Allowances Upon or Following Retirement
               ---------------------------------------

               Anything in this Agreement to the contrary notwithstanding:

               (i) Upon the retirement of the Executive pursuant to subparagraph 9(b) above, the Executive may elect, if the Board of Directors in its discretion expressly so authorizes, to have his excess retirement allowance (and any related excess survivor retirement allowance) paid in a lump sum. In such case, such excess retirement allowances shall be valued and discounted in the manner set forth in subparagraph 10(g) relating to default in payments or benefits.

               (ii) In the event of a Potential Change in Control after the retirement of the Executive pursuant to subparagraph 9(b) above, if the Executive shall not have received a lump sum payment pursuant to the immediately preceding clause (i), the Executive may elect, if the Board of Directors in its discretion expressly so authorizes, to have his remaining excess retirement payments (and any related excess survivor retirement payments) paid upon the occurrence of a Change in Control, if any, in a lump sum determined in the manner set forth in the immediately preceding clause (i). If the Executive shall have died after retirement pursuant to subparagraph 9(b) above and prior to such Potential Change in Control, then in the event of a Potential Change in Control his spouse or other Beneficiary may elect, if the Board of Directors in its discretion expressly so authorizes, to have the spouse's or other Beneficiary's remaining excess survivor retirement payments, if any, paid upon the occurrence of a Change in Control, if any, in a lump sum determined in the manner set forth in the immediately preceding clause (i). A lump sum elected pursuant to this clause (ii) shall not be paid unless and until a Change in Control occurs. If a Change in Control does not occur within six (6) months after a Potential Change in Control, no such lump sum shall be paid by the Company, provided that the provisions of this clause (ii) shall again be applicable in the event of one or more subsequent Potential Changes in Control.

               (iii) The excess retirement allowance and payments and excess survivor retirement allowance and payments referred to in clauses (i) and (ii) above of this subparagraph 9(d) shall consist of the following: In the case of an election by the Executive pursuant to subparagraph 9(d)(i) above, all allowances under subparagraph 9(b)(i) and (ii) above, without regard to the offsets set forth in subparagraph 9(b)(iii) above, in excess of the respective benefits payable to the Executive and his spouse under the #001 Plan. If the Executive does not have a spouse at the time at which the calculation is being made, then the calculation provided for in the next preceding sentence shall be made on the assumption that he had a spouse, his own age, at such time. In the case of an election by the Executive pursuant to subparagraph 9(d)(ii) above, all allowances under subparagraph 9(b)(i) and (ii) or (iv) above, whichever in fact is applicable to the Executive, (or the unpaid balance thereof) without regard to the offsets set forth in subparagraph 9(b)(iii) above, in excess of the respective benefits payable to the Executive and his spouse or other Beneficiary under the #001 Plan. In the case of an election by the spouse or other Beneficiary of the Executive pursuant to subparagraph 9(d)(ii) above, all allowances under subparagraph 9(b)(ii) or (iv) above, whichever in fact is applicable to such spouse or Beneficiary, (or the unpaid balance thereof) without regard to the offsets set forth in subparagraph 9(b)(iii) above, in excess of the respective benefits payable to the spouse or other Beneficiary under the #001 Plan. By accepting the lump sum provided for in clause (i) or (ii) above of this subparagraph 9(d), either from the Company or the trust contemplated by subparagraph 16(d) below, the Executive and his spouse or other Beneficiary release the Company from all obligations under all excess benefit, supplemental retirement and other retirement plans and agreements of the Company, its subsidiaries and affiliates applicable to the Executive and his spouse or other Beneficiary including this Agreement as amended from time to time but excluding the #001 Plan.

     (iv) For purposes of this Agreement, a "Potential Change in Control" shall be deemed to have occurred if

     (A) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control of the Company;

     (B) any person (including the Company) publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control of the Company;

     (C) any person, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing ten percent (10%) or more of the combined voting power of the Company's then outstanding securities; or

     (D) the Board of Directors adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control of the Company has occurred.

     10.  Post-termination Obligations of Executive; Default by Company
          -------------------------------------------------------------

     All payments and benefits to the Executive under this Agreement after his full-time employment with the Company shall have terminated shall be subject to compliance with the following provisions, which compliance shall be subject to the proviso in subparagraph 10(f) below. Anything in this paragraph 10 or elsewhere in this Agreement to the contrary notwithstanding, the Executive may continue to serve as a director, after his full-time employment with the Company shall have terminated, of any corporation which he has served as a director for the last six months of his full-time employment with the Company.

         (a)  Assistance In Litigation
              ------------------------

     The Executive shall, upon reasonable notice, furnish such information and proper assistance to the Company as may reasonably be required by the Company in connection with any litigation in which it or any of its subsidiaries or affiliates is or may become a party.

         (b)  Detrimental Conduct
              -------------------

     The Executive shall not to the material detriment of the Company knowingly disclose or reveal to any unauthorized person any manufacturing or trade secret or other confidential information relating to the Company, its subsidiaries or affiliates, or to any of the businesses operated by them, and confirms that such information constitutes the exclusive property of the Company. The Executive shall not otherwise knowingly act or conduct himself to the material detriment of the Company, its subsidiaries or affiliates, or in a manner which is materially inimical or contrary to their interests. The Executive recognizes that the restrictions on his activities contained in this Agreement are required for the reasonable protection of the Company and its investments.

         (c)  Discoveries and Inventions
              --------------------------

     If, while employed by the Company or during a period of one year after termination of such employment, the Executive shall have made, either solely or jointly with others, any discovery, improvement or invention which would pertain or relate in any way to the business, products, publications or processes of the Company, its subsidiaries or affiliates at the time of termination of his employment, such discovery, improvement or invention (whether or not of a patentable nature) shall be the exclusive property of the Company. The Executive shall execute and deliver to the Company without further compensation any documents which the Company may deem necessary or appropriate to prepare or prosecute applications for patents upon such discovery, improvement or invention, to assign and transfer to the Company his entire right, title and interest in and to such discovery, improvement or invention, and patents therefor, or otherwise more fully and perfectly to evidence the Company's ownership thereof.

          (d)  Reimbursement of Expenses
               -------------------------
     The Company shall pay or reimburse the Executive for all reasonable travel and other expenses incurred by the Executive in performing his obligations under this paragraph 10.

          (e)  Competition
               -----------

    The Executive shall not engage in competition with any of the businesses in which the Company, its subsidiaries or affiliates may be engaged at the time of termination of his employment if such competition should be materially detrimental to the Company, its subsidiaries or affiliates.

          (f)  Failure to Comply
               -----------------

     If the Executive, for any reason other than death or disability, shall, without the written consent of the Company, fail to comply with any provision of this paragraph 10 or subparagraph 6(b) above, his rights to any future payments or other benefits hereunder shall terminate, and the Company's obligations to make such payments and provide such benefits shall cease; provided, however, that no failure to comply with any provision of this paragraph 10 or subparagraph 6(b) above shall be deemed to have occurred unless and until the Executive shall have received written notice on behalf of the Board of Directors of the Company, specifying the conduct alleged to constitute such failure, and has thereafter continued to engage in such conduct after a reasonable opportunity and a reasonable period, but in no event more than sixty days after receipt of such notice, to refrain from such conduct. In no event shall the Executive be under any obligation to repay to the Company any amounts theretofore paid to him.

          (g)  Post-termination Default in Payments or Benefits
               ------------------------------------------------

     If, after the Executive ceases to be an employee of the Company, the Company should (i) default in payment of all or any part of the payments required to be made hereunder or under the Legal Expense Agreement, or (ii) fail to pay for or provide any benefits required to be provided hereunder, and if the Company should not remedy such default or failure within thirty (30) days after having received notice of such default or failure from the Executive, his spouse, or such other person or entity who or which is entitled thereto, the applicable payments or benefits set forth in Exhibit D shall, at the sole
                                             ---------
election of the Executive, his spouse, or such other person or entity then entitled thereto, exercised in writing signed by the Executive, his spouse or such other person or entity, and delivered to the Company within 90 days after the expiration of such thirty-day period, be accelerated and become immediately due and payable in a lump sum equal to the total of (x) the severance payment set forth in Exhibit D, if applicable, (y) the cost of acquiring insurance
             ---------
policies which would provide the disability, medical and dental coverages set forth in Exhibit D, if applicable, and (z) the retirement payments set forth in
         ---------
Exhibit D in an actuarially equivalent lump sum calculated by utilizing the 1983
---------
GAM Table (or such other pensioner annuity mortality table as the Company with the Executive's written consent or, following his death, his spouse's or other Beneficiary's consent, shall determine) and discounted to a present value amount by applying a discount rate, equal to the arithmetic average of (i.e., one-twelfth of the sum of) the single employer interest rates for immediate annuities promulgated by the Pension Benefit Guaranty Corporation each month during the calendar year immediately preceding the date of payment as set forth in Appendix B to Part 4044 of 29 Code of Federal Regulations or such successor to such Appendix B as may be in effect during such calendar year, to all such retirement payments which otherwise would become due thereafter. In the event the election referred to in the preceding sentence has been made, then the total amount due and payable from the Company pursuant to this subparagraph shall be the sum of all accelerated amounts, together with any expenses incurred in enforcing payment thereof (including all reasonable legal fees). In making the foregoing retirement payment calculations, the intent is to compute a lump sum amount which will provide the Executive and his spouse or other Beneficiary, as the case may be, with the same amount, after deduction of all federal, state and municipal income taxes, as he and his spouse or other Beneficiary, as the case may be, would have retained, after all such income taxes, had payments and benefits been made and provided as originally scheduled and without acceleration. By accepting such lump sum, the Executive and his spouse or other Beneficiary, as the case may be, release the Company from all obligations under all excess benefit, supplemental retirement and other retirement plans and agreements of the Company, its subsidiaries and affiliates applicable to the Executive and his spouse or other Beneficiary, as the case may be, including this Agreement as amended from time to time but excluding the #001 Plan. It is understood and agreed that this subparagraph 10(g) shall not apply to any default or failure to pay, as described in the first sentence of this subparagraph 10(g), which occurs during the Executive's period of employment; upon any such default or failure to pay, the Executive shall be entitled to such payments as may be applicable pursuant to subparagraph 8(a).

     11.  Determination of Benefits
          -------------------------

     Whenever under this Agreement it is necessary to determine whether one benefit is less than, equal to or larger than another, whether or not such benefits are provided under this Agreement, such determination shall be made by the Company's independent consulting actuary, using mortality, interest and any other assumptions normally used at the time by such actuary in determining actuarial equivalents for the purpose of employee benefit plans of the Company.

     12.  (a)  Time of Payment
               ---------------

     Anything in this Agreement to the contrary notwithstanding, the Company may, for its own administrative convenience or for any other reason deemed by it sufficient, accelerate payment to the Executive of any sums due under this Agreement following termination of his employment; provided, however, that payments by the Company under this Agreement in any one calendar year shall not, as a result of such acceleration, together with any payments required to be made under the pension plan of the Company, exceed an amount equal to (i) 80 percent of his monthly rate of salary paid in accordance with paragraph 4 for the last full calendar month of his employment, multiplied by (ii) the number 12.

          (b)  Withholding of Taxes
               --------------------

       The Company may withhold from any benefits payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

     13.  Decisions by Company
          --------------------

     Except as otherwise expressly provided in this Agreement, any decision or action by the Company relating to this Agreement, its operation or its termination, shall be made by the Board of Directors. Any decision or action of such Board shall, to the extent permitted by law, be by the affirmative vote of not less than three-fourths of the members of the Board of Directors then in office; provided, however, that in the event of any dispute as to any benefit payable under this Agreement, the Executive shall have the same rights as a Participant under the Company's pension plan in effect at the time with respect to the method of determining such dispute and enforcing his rights with respect thereto.

     14.  Prior Agreements
          ----------------

     This Agreement shall supersede any prior employment or severance agreement between the Company or any predecessor of the Company and the Executive but this Agreement shall not affect or operate to reduce any benefit or compensation of a kind not expressly provided for in this Agreement, including, without limitation, any employee stock option or stock appreciation right, any grant of restricted shares or share units and any grant of performance shares or share units.

     15.  Consolidation or Merger
          -----------------------

     Nothing in this Agreement shall preclude the Company from consolidating or merging into or with, or transferring all or substantially all of its assets to, another corporation which assumes this Agreement and all obligations of the Company hereunder. Upon such a consolidation, merger or transfer of assets and assumption, the term, "Company", shall refer to such other corporation and this Agreement shall continue in full force and effect.

     16.  (a)  Non-assignability
               -----------------

     Neither this Agreement nor any right or interest hereunder shall be assignable by the Executive or the beneficiaries of the Executive or by his legal representatives without the Company's prior written consent; provided, however, that nothing in this subparagraph 16(a) shall preclude (i) the Executive from designating a beneficiary to receive any benefit payable on his death, and (ii) the legal representatives of the estate of the Executive from assigning any rights hereunder to the person or persons entitled thereto under his will or, in the case of intestacy, to the person or persons entitled thereto under the laws of intestacy applicable to his estate.

          (b)  No Attachment
               -------------

     Except as otherwise required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge or hypothecation or to execution, attachment, levy or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.

          (c)  Binding Agreement
               -----------------
     This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns.
          (d)  Unfunded Obligations; Trust Agreement
               -------------------------------------

               (i) All payments to be made hereunder shall be made from the general funds of the Company. To the extent that any person or entity acquires a right to receive any payment hereunder, such right shall be no greater than the right of an unsecured general creditor of the Company except to the extent otherwise provided by law. No person who is entitled to payments hereunder shall have any right, title or interest in or to any assets or investments which may be acquired or made by the Company to aid it in meeting its obligations hereunder.

               (ii) Anything in this subparagraph 16(d) or elsewhere in this Agreement to the contrary notwithstanding, the Company may provide the Executive with collateral security, in the form of a bank letter of credit, an interest in a trust or otherwise, to secure a portion of any or all of the Company's obligations to the Executive under this Agreement and any other agreement. In this connection, the Company has entered into a Trust Agreement substantially in the form attached hereto as Exhibit F and, under the circumstances and upon the
                            ---------
terms and conditions set forth therein, the Executive is a beneficiary under the Trust therein established, this Agreement and the Legal Expense Agreement (and its related memorandum) will be listed on Exhibit I of such Trust Agreement, the amounts to be deposited with the trustee under the Trust Agreement shall be those set forth on the Schedule of Amounts to be Deposited in Trust Upon a Potential Change in Control, a copy of which is attached hereto as Exhibit G,
                                                                   ---------
and any other benefits which the Company, in its sole discretion, shall agree to secure by the Trust Agreement.

               (iii) If a Potential Change in Control should take place while the Executive is in the employ of the Company, the value of the benefits set forth in Exhibit G to be delivered by the Company to the trustee under such
         ---------
Trust Agreement shall be equal to the total of (x) the severance, options, contingently credited shares and legal expenses payments set forth in Exhibit G,
                                                                      ---------
(y) the cost of acquiring insurance policies which would provide the disability, medical and dental coverages set forth in Exhibit G, and (z) the retirement
                                          ---------
payments for active employees set forth in Exhibit G; if a Potential Change in
                                           ---------
Control should take place after the Executive shall have retired and if the Executive should not have received a lump sum payment pursuant to subparagraph 9(d)(i) above, the value of the benefits to be delivered by the Company to the trustee under such Trust Agreement shall be the retirement payments for retired employees set forth in Exhibit G.
                                                       ---------

               (iv) The value of the retirement payments shall be an actuarially equivalent amount calculated by utilizing the 1983 GAM Table (or such other pensioner annuity mortality table as the Company with the Executive's written consent or, following his death, his spouse's or other Beneficiary's consent, shall determine) and discounted to a present value amount by applying a discount rate, equal to the arithmetic average of (i.e., one-twelfth of the sum of) the single employer interest rates for immediate annuities promulgated by the Pension Benefit Guaranty Corporation each month during the calendar year immediately preceding the date of payment as set forth in Appendix B to Part 4044 of 29 Code of Federal Regulations or such successor to such Appendix B as may be in effect during such calendar year, to all such retirement benefits which otherwise would become due thereafter. In making the foregoing retirement payment calculations, the intent is to compute a lump sum payment which will provide the Executive and his spouse or other Beneficiary with the same amount of benefit, after deduction of all federal, state and municipal income taxes, as he and his spouse or other Beneficiary would have retained, after all such income taxes, had payments been made as originally scheduled and without acceleration.

               (v) Anything in this subparagraph 16(d) or elsewhere in this Agreement to the contrary notwithstanding, the amount to be paid by the Company to the trustee pursuant to the preceding provisions of this subparagraph 16(d) shall be reduced by the amount, if any, that the Board of Directors of the Company expressly determines, in its sole discretion on the advice of the Company's independent public accountants or its tax counsel or other experts selected by the Board of Directors, as a result of the application of the provisions of paragraph 21 below, is not expected to be paid by the trustee to the Executive and his beneficiary or beneficiaries.

               (vi) The Company shall continue to be liable to make all payments and provide all benefits required to be made and provided hereunder to the extent such payments have not been made or such benefits have not been provided through the above-mentioned trust.

     17.  (a)  Amendment of Agreement
               ----------------------
     No amendment or modification of this Agreement shall be deemed effective unless and until executed in writing.

          (b)  No Waiver
               ---------

     No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel to enforce any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. Any written waiver shall not be deemed a continuing waiver unless specifically stated, shall operate only to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

     18.  Severability
          ------------

     If for any reason any provision of this Agreement shall be held invalid, such invalidity shall not affect any other provision of this Agreement not so held invalid, and all other such provisions shall to the full extent consistent with law continue in full force and effect. If any such provision shall be held invalid in part, such invalidity shall in no way affect the rest of such provision not so held invalid, and the rest of such provision, together with all other provisions of this Agreement, shall likewise to the full extent consistent with law continue in full force and effect.

     19.  Headings
          --------
     The headings of paragraphs are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.
     20.  Governing Law
          -------------

     The validity, interpretation, construction, performance and enforcement of this Agreement shall be governed by the laws of the State of New York without giving effect to the principles of conflict of laws thereof.

     21.  Parachute Tax
          -------------

     (a) Except in the specific circumstance hereinafter described in this paragraph 21, the Company shall pay to the Executive the full amount to which he is entitled under this Agreement.

     (b)
               (i) If any payments or benefits received or to be received by the Executive under this Agreement, or any other payments or benefits received or to be received by the Executive from the Company or any other person, constitute "parachute payments" within the meaning of Section 280G(b)(2) or any successor provision of the Code (such payments or benefits being hereinafter referred to as the "Parachute Payments"), and

               (ii) if the aggregate present value of the Parachute Payments from all sources, minus (A) any excise tax imposed under Section 4999 of the Code (or any similar tax that may hereafter be imposed) (the "Excise Tax") and
(B) the net amount of federal, state and local income tax on such aggregate present value, would be less than the maximum amount of Parachute Payments from all sources that can be paid without triggering the Excise Tax, after deduction of the net amount of federal, state and local income tax on such maximum amount, then

               (iii) the Parachute Payments to be paid by the Company to the Executive under this Agreement shall be reduced to a lump sum amount (if any) such that the aggregate present value of the Parachute Payments from all sources is equal to the maximum amount of Parachute Payments that can be paid without triggering the Excise Tax.

        Anything in this subparagraph 21(b) to the contrary notwithstanding, it is understood and agreed that the amount to be paid by the Company to the Executive pursuant to this subparagraph 21(b) in the specific circumstance described herein may be less, but never more, than the amount to which he would otherwise be entitled under this Agreement.

     (c) All matters to be determined pursuant to subparagraph 21(b) including, without limitation, the existence or absence of any Parachute Payments, the aggregate present value of any Parachute Payments, the amount of the Excise Tax (if any), the net amount of federal, state and local income tax (assuming the highest applicable marginal rate in each case), the maximum amount of Parachute Payments that can be paid without triggering the Excise Tax, the amount of any reduction in the Parachute Payments to be paid by the Company to the Executive under this Agreement and the item or items (if any) to be reduced, shall be determined by the Executive or, following his death, his beneficiary or beneficiaries. The specifics of such determination shall be delivered in writing to the Company and to the trustee of the Trust referred to in subparagraph 16(d)(ii) above at the time of the Executive's termination within three years after a Change in Control, or as soon as practicable thereafter, (or, in the case of a lump sum payment pursuant to subparagraph 9(d)(ii) after the retirement of the Executive, at the time of a Change in Control or as soon as practicable thereafter) by the Executive or, following his death, his beneficiary or beneficiaries. The reasonable fees and expenses of such tax counsel and financial advisor as may reasonably be called upon to assist the Executive or his beneficiary or beneficiaries in the foregoing determinations shall be paid by the Company. Without limiting the generality of the immediately preceding sentence, the Executive or his beneficiary or beneficiaries may select as such financial advisor Hewitt Associates or such other person or firm as may be serving at the time as the Company's independent consulting actuary.

     22.  Notices
          -------

     All notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be sufficiently given if and when mailed in the continental United States by registered or certified mail, return receipt requested, or personally delivered to the party entitled thereto at the address stated below, which address shall be such address as the addressee may have given most recently by a similar notice. Any such notice shall be deemed to have been received on the date of delivery.

     To the Company:      Champion International Corporation
                          One Champion Plaza
                          Stamford, Connecticut  06921
                          Attention:  Corporate Secretary

     To the Executive:    Mr. Richard E. Olson
                          One Champion Plaza
                          Stamford, CT  06921

     23.  Arbitration
          -----------

     Any dispute between the Executive and the Company as to the interpretation or application of any of the provisions of this Agreement may, at the Executive's election, be determined by binding arbitration within the greater New York City metropolitan area or the State of Connecticut in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court of competent jurisdiction. All fees and expenses of such arbitration shall be paid by the Company subject to repayment by the Executive if and to the extent that a judgment should be rendered against him beyond appeal and such fees and expenses were not incurred by him while acting in good faith.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and its seal to be affixed hereto, and the Executive has signed this Agreement, all as of September 18, 1997.

                         CHAMPION INTERNATIONAL CORPORATION
                         By /s/ Lawrence A. Bossidy
                            -----------------------------------
                            Chairman of the Compensation and
                            Stock Option Committee
Attest:
/s/ Lawrence A. Fox
------------------------
Secretary
                            /s/Richard E. Olson
                            ------------------------------------
                            Richard E. Olson

             Exhibit A to Agreement between Champion International
        Corporation and Richard E. Olson dated as of September 18, 1997
        ---------------------------------------------------------------
                                                                       Exhibit A
                                                                       ---------
                                                                   [Paragraph 5]
                     RETIREMENT PLAN FOR SALARIED EMPLOYEES

ELIGIBILITY AND COST
--------------------------------------------------------------------------------
PLAN PARTICIPATION
You are eligible to participate in the Salaried Retirement Plan if:

 .    You are an active, non-represented, salaried employee or commissioned salesperson employed by Champion International Corporation (or by any of its subsidiaries or affiliated corporations which have adopted the plan); and

 .    You have received credit for one year of eligibility service. Eligibility service is counted in the same way as vesting service (see page A-2).

     You become a participant on the first day of the month after you meet both of these requirements. There are no enrollment forms to complete; your participation begins automatically.

PLAN COST

     Champion pays the full cost of your retirement plan by making contributions to a special retirement fund. The amount of Champion's contributions is determined with the help of an actuary. An actuary is an independent expert who determines how much money Champion must put into the fund to cover benefits provided by the plan. The actuary uses personnel data and the plan itself to calculate the amount of Champion's contributions.

     The assets of the retirement fund are held in trust. The money in the trust can only be used to pay benefits and administrative costs of the plan. It cannot be returned to Champion until all benefit commitments have been satisfied. All benefit payments are made from the assets of the plan.

WHAT "SERVICE" MEANS
--------------------------------------------------------------------------------
     In general, "service" means the length of time you work for Champion. But there are different "types" of service under the retirement plan, used in the following way: "vesting service" determines when you are entitled to your benefit; "credited service" determines the amount of your benefit.

VESTING SERVICE

     Vesting service determines when you're entitled to receive plan benefits. It's counted in full years from your first day of work to the date you retire or leave Champion for another reason. For the plan, 365 days equals a year of vesting service. Any vesting service you earn while working for an affiliate of Champion may count under this plan, too.

     On or after January 1, 1976, the following provisions determine how you receive credit for vesting service:

 .    You receive vesting service for any period you work for Champion
     International Corporation or its subsidiaries.

 .    If you are absent from work for reasons other than termination, retirement, discharge, or death, you can receive up to 12 months of vesting service for:

     -    periods for which you are paid (excluding periods for which you receive only unemployment compensation);
     - an approved leave of absence without pay, provided you return to work at or before the end of the leave.
 .    You receive vesting service for any absence from work -- even if because of termination or layoff -- if you return within one year.

 .    You receive vesting service during a military leave.

 .    You receive vesting service during any period for which you receive payments for workers' compensation, short-term disability, or long-term disability; however, if it is determined that you deceptively or fraudulently received disability payments, vesting service will not be credited for that period.

 .    You receive vesting service for any time required to be credited by federal law.

 .    Vesting service is not credited during a layoff, unless you return to work within one year.

 .    If you participated in the pension plan of a company that is now part of
     Champion, your vesting service under that plan will be counted along with your service under the Champion plan.

CREDITED SERVICE

     Credited service is used to calculate the amount of your benefit. In general, you receive a full year of credited service for each calendar year (January 1 to December 31) you work for Champion. Your years of credited service are divided into different classifications, as shown below.

     You may also receive credit for years during which you are not actively at work, for example paid leaves of absence, military leaves, and periods for which you receive payments for workers' compensation, short-term disability, or long term disability. However, if it is determined that you deceptively or fraudulently received disability payments, credited service will not be credited for that period.

Before January 1, 1976
----------------------

     Generally speaking, if your employment has been uninterrupted, you will have credited service for the number of full years and months from your date of hire through January 1, 1976. If your service was interrupted by a termination of employment, your service before the termination may be counted. If you need more information, you can write to Benefits Administration in Hamilton, Ohio.

On or After January 1, 1976
---------------------------

     Beginning January 1, 1976, you receive a full year of credited service for each full calendar year of employment as an eligible employee. If you are not an eligible employee for the entire year, you receive a partial year of credited service. The part of the year for which you receive credit is equal your actual compensation divided by your adjusted compensation for that year. (See pages A-5 to A-6 for a definitions of actual and adjusted compensation.)

Transfer from hourly to salaried
--------------------------------

     If you were an hourly employee who transferred to salaried employee status, all your years of credited service -- both as an hourly employee and as a salaried employee -- will be counted once you have remained a salaried employee for two consecutive years following the transfer.

Service in prior plans
----------------------

     If you participated in the pension plan of a company that is now a part of Champion, your credited service may be recognized along with your service under the Champion plan. Contact Benefits Administration in Hamilton, Ohio to see how this provision applies to your specific situation.

BREAK IN SERVICE

     A break in service is an interruption of your employment that lasts longer than 12 consecutive months. The plan has special provisions that may allow you to retain some or all of your credited and vesting service if you have a break in service.

Vested employees
----------------

     If you are vested in your retirement benefit when your break in service begins, when you return to Champion you will keep the vesting and credited service you earned before you left. Your participation in the retirement plan will continue as of your rehire date. You will not receive credited service for the years during which you were not employed by the Company.

Non-vested employees
--------------------
     If you are not vested when your break in service begins, your vesting and credited service depend on when you leave and how soon you return. These provisions are outlined below:

 .    Before January 1, 1976: if you had a break in service before January 1,
     1976, and you were not vested at that time, you should contact Benefits Administration in Hamilton, Ohio to see whether any of your prior service will be counted as vesting or credited service.

 .    From January 1, 1976 through December 31, 1984: if you had a break in service during the period from January 1, 1976 through December 31, 1984, and the length of time you were away was less than your years of service prior to the break, then you retain your previous years of vesting and credited service.

 .    On or after January 1, 1985: if you had a break in service on or after
     January 1, 1985, and the length of time you were away was less than five years or less than the period of your prior service, you retain your previous years of vesting and credited service. In addition, you won't have a break in service if you're on maternity or paternity leave, as long as you return to work within two years. Maternity or paternity leave means you're away from work because of:

     .    your pregnancy;
     .    the birth of your child;
     .    your adoption of a child; or
     .    caring for your child immediately after birth or adoption.

     You will receive vesting service during this period up to a maximum of 12 months.
     If you have any questions about the way maternity or paternity leave affects your service, see your local Benefits Representative.

WHAT DETERMINES YOUR BENEFITS
--------------------------------------------------------------------------------

     Your retirement benefit is based on your credited service, your final average earnings, and your primary Social Security amount.

FINAL AVERAGE EARNINGS

     Your final average earnings are your average earnings during whichever of the following periods produces the highest average:

 .    Five consecutive calendar years out of the nine calendar years before the year you leave Champion. (For example, if you leave Champion during 1995, the nine calendar years would include 1986 through 1994.) If you leave as of December 31, that calendar year will also be included so that a total of ten years will be included. (For example, if you leave on December 31, 1995, the years included would be 1986 through 1995.)

 .    The last five consecutive years you work for Champion.

Your compensation
-----------------

     In calculating your final average earnings, the plan uses your actual compensation, which is your total pay received as an employee during a calendar year. It includes your contributions to the savings plan, your before-tax contributions for benefits, payments of deferred compensation, and bonuses (except Special Bonus Awards). For commissioned salespersons, actual compensation is gross commission for the plan year minus expenses for that year. The following payments are excluded:

- Company contributions to any benefit plan, for example, Champion's matching contribution to the savings plan;
-    any relocation reimbursement;
-    severance pay;
-    commissions instead of expense reimbursement;
-    tuition reimbursement;
-    safety awards;
-    special bonus awards;
-    unused or accrued vacation pay; and
-    cash payments of flexible benefits dollars not used to buy benefits.

The maximum earnings that can be used for any year are determined by federal law. This amount is $150,000 in 1995 and 1996, $160,000 in 1997 and 1998 and is
indexed to increase periodically.

Partial years
-------------

     If you are not an eligible employee for the entire calendar year, the plan uses your adjusted compensation for that year. This is your actual compensation converted to an annual amount.

     For example, if you only worked for six months during the year, and your actual compensation for that period was $18,000, your adjusted compensation would be $36,000.

     However, if your final year is a partial calendar year, your adjusted compensation for the last five consecutive years you worked for Champion will include:

 .    your compensation for the four consecutive calendar years prior to your final partial year; plus

 .    your actual compensation during the final partial year (including any incentive award); plus

 .    a pro-rated amount for the remainder of the partial year, based on your actual compensation in the fifth previous year (excluding any incentive award).

If you have less than five years of service
-------------------------------------------

     If you receive actual compensation for less than five consecutive years, then your final average earnings will be the average for the years you receive actual compensation. If your final year is a partial year, it will be calculated as explained above, using your year of hire in place of the fifth previous year.

PRIMARY SOCIAL SECURITY AMOUNT

     Your primary Social Security amount is an estimate of the amount of Social Security benefits you have earned during your working career. It does not include any benefits for which your spouse or family may be eligible.

     To calculate your Social Security amount, the plan estimates your earnings in the years before you were employed by Champion. Instead of using this estimate, you can supply Benefits Administration with your actual earnings history -- obtained from the Social Security Administration -- and have your primary Social Security benefits recomputed using your actual earnings history. However, the use of actual earnings could result in a greater or lesser net retirement plan benefit.

HOW YOUR BENEFITS ARE CALCULATED

     Your retirement benefit is calculated using a formula based on your years of credited service at Champion (page A-3), your final average earnings (page A-
4), and your primary Social Security amount (page A-5).

PLAN FORMULA

     The plan formula calculates your benefit as a Single-Life Annuity -- an annual benefit paid to you on a monthly basis beginning at your normal retirement date (or your termination date, if later) and continuing for your lifetime. The annual benefit is calculated in this way:

                    1.667% of your final average earnings,
          times your years of credited service up to a maximum of 30.

                                  MINUS

                1.667% of your primary Social Security benefit, times your years of credited service up to a maximum of 30.

                                  PLUS

                  If you have more than 30 years of service,
                      .5% of your final average earnings,
             times your years of credited service beyond 30 years.

"How You Receive Plan Payments" beginning on page A-11 has more information on methods of payment.

EXAMPLE
     John Gilbert has worked for Champion for 35 years. His final average earnings are $35,000, or $2,916 per month. He is 65 years old, which is his Social Security retirement age.

                  $2,916.00  (final average monthly earnings)
                              X .01667 = $48.610
                             X 30 years of service
                                  = $1,458.30
                                    ---------
                                     MINUS
                                     -----
                       $1001.00 (monthly primary age 65
                           Social Security benefit)
                              X  .01667 = $16.683
                             X 30 years of service
                                    $500.50
                                    -------
                                     PLUS
                                     ----
                  $2,916.00 (final average monthly earnings)
                               X .005 = $ 14.58
              x 5 years of service with Champion in excess of 30
                                   = $ 72.90
                                     -------
         ($1,458.30 - $500.50 = $957.80; $957.80 + $72.90 = $1030.70)
Total =        $ 1030.70 monthly retirement income from the retirement plan
-----
               + 1001.00 primary monthly Social Security benefit
               ---------
               $2,031.70 Total Monthly Retirement Income
               =========

WHEN YOU CAN RETIRE
--------------------------------------------------------------------------------
     There are three types of retirement under this plan: normal retirement, postponed retirement, and early retirement.

NORMAL RETIREMENT

Eligibility
-----------

     You are eligible for normal retirement under the plan when you reach "normal retirement age," which is age 65. If you were hired on or after January 1, 1988, your normal retirement age is the later of age 65 or the fifth anniversary of your plan participation.

Determining your benefit
------------------------

     Your normal retirement benefit is calculated by using the plan formula (see explanation beginning on page A-6 and example on page A-6), which uses your years of credited service, final average earnings, and estimated primary Social Security amount at normal retirement age. You can start receiving your benefits on the first day of the month coinciding with or following your normal retirement age.

POSTPONED RETIREMENT

Eligibility
-----------
     You may choose to work past your normal retirement age, and postpone your retirement.

Determining your benefit
------------------------

     Your postponed retirement benefit is calculated by using the same formula as for normal retirement, using your years of credited service, final average earnings, and estimated primary Social Security at the date of your retirement (instead of normal retirement age).

     You can start receiving your benefits on the first day of the month coinciding with or following your date of retirement. However, retirement benefits must begin by April 1 of the year after you reach age 70 1/2, even if you are still actively at work.

EARLY RETIREMENT

Eligibility
-----------

 .    Age 55 and Ten-year rule: If you became a plan participant on or after
     January 1, 1986, or if you are a former St. Regis employee who became a participant when the St. Regis plan became part of this plan on October 1, 1985, you are eligible for an early retirement benefit once you reach age 55 and have ten years of vesting service.

 .    Age 55 :  If you were a plan participant before January 1, 1986, you are eligible for an early retirement benefit once you reach age 55. This rule does not apply to former St. Regis employees.

Determining your benefit
------------------------

     Your early retirement benefit is calculated by using the same formula as for normal retirement, using your years of credited service, final average earnings, and estimated primary Social Security amount at your early retirement date (instead of normal retirement date). You can start receiving your benefits on the first day of the month coinciding with or following your date of retirement from Champion (or if you continued employment with a purchaser of any Champion operation after the sale, then following your date of retirement from a purchaser or age 65, if sooner).

===============================================================================
     If benefits start before you reach age 62, your monthly payment will be reduced, to take into account that your benefit may be paid over a longer period.
===============================================================================

The percentage of the formula benefit that is paid depends on your age when benefits begin. The reduction is 4/10ths of 1% for each month that your benefits are paid before your 62nd birthday. If your benefits start on or after your 62nd birthday, your benefits will not be reduced. The chart below shows the appropriate percentage paid at each age.

           =========================================================
                  EARLY RETIREMENT BENEFIT REDUCTION SCHEDULE
           ---------------------------------------------------------

            Age When Benefits Begin         Percent of Benefit Paid
            -----------------------         -----------------------
           ---------------------------------------------------------
                     55                                66.4%
                     56                                71.2%
                     57                                76.0%
                     58                                80.8%
                     59                                85.6%
                     60                                90.4%
                     61                                95.2%
                62 and older                            100%
           =========================================================

IF YOU RETURN TO WORK

     If you return to work for Champion after you retire, payments from the plan may change. If you were receiving early retirement benefits, your benefits will stop. When you retire again, your new benefit will be recalculated to take into account any additional credited service you've earned and the benefits you already received. If you return to work after normal retirement, benefit payments will continue while you're working, as long as you work fewer than eight days each month. If you start working eight or more days each month, you'll receive a notice from Champion, and benefits will stop. When you leave Champion again, your benefit will be recalculated, as described earlier.

IF YOU LEAVE CHAMPION
--------------------------------------------------------------------------------
VESTING
     Vesting is the process by which you earn a non-forfeitable right to a benefit through your service with Champion. You are vested in your normal retirement benefit once you have five years of vesting service. If you leave before you are vested -- before you complete five years of service with Champion -- you are not entitled to a benefit under the plan.

BEFORE YOU ARE ELIGIBLE FOR EARLY RETIREMENT
     If you terminate employment with Champion before being eligible for early retirement, but after you are vested, you will be considered a terminated vested participant.

     As a terminated vested participant, you're eligible to receive retirement benefits beginning at age 65, or as early as age 55 if you meet the requirements for the "Age 55 and Ten-Year Rule" or "Age 55 Rule" on page A-10. However, if you continued employment with a purchaser of any Champion operation after the sale, your terminated vested benefits commence after the date you leave employment with a purchaser or age 65, if sooner. Terminated vested benefits paid prior to age 65 will be reduced for each month benefits start before age 65 to take into account that your benefit may be paid over a longer period. The percentage of your benefit that is paid depends on your age when benefits begin. The following chart indicates the percent of your benefit that is paid each year beginning at age 55 through age 65.


     ===============================================================
              TERMINATED VESTED BENEFIT REDUCTION SCHEDULE
     ---------------------------------------------------------------
       Age When Benefits Begin               Percent of Benefit Paid
       -----------------------               -----------------------
     ---------------------------------------------------------------
                55                                     50.0%
                56                                     53.3%
                57                                     56.7%
                58                                     60.0%
                59                                     63.3%
                60                                     66.7%
                61                                     73.3%
                62                                     80.0%
                63                                     86.7%
                64                                     93.3%
                65                                      100%
     ===============================================================

     Terminated vested participants are not eligible for the post-retirement death benefit, or any post-retirement medical plan coverage. However, your spouse may be entitled to the Pre-Retirement Surviving Spouse Benefit (described on page A-13).

AFTER YOU ARE ELIGIBLE FOR EARLY RETIREMENT

     If you leave Champion after becoming vested and you are eligible for early retirement, you will be considered an early retired participant and you may choose to receive retirement benefits beginning on the first day of any calendar month following your termination, or application for benefits, if later. Benefits received prior to age 62 will be subject to the reductions described on page A-8).

IF YOU BECOME DISABLED
--------------------------------------------------------------------------------
     If you become disabled, you may continue to earn credited service and vesting service, if you meet certain qualifications.

     If you become disabled and qualify for temporary disability benefits or long term disability benefits from Champion, you continue to earn years of credited service and vesting service for as long as you qualify.

     However, if it is determined that you deceptively or fraudulently received disability payments, service will not be credited for the period. Also, service will not be credited for any period during which your disability benefits cease due to ineligibility during a period of incarceration.

IF YOU RECOVER FROM YOUR DISABILITY

     If you recover from your disability and return to work, the plan will count your credited service before, during, and after the disability.

     If you recover and do not return to work with Champion and you are vested in your pension benefit, your benefits will be calculated as if you left Champion on the date your disability ends. You may then be eligible for deferred vested or early retirement benefits, depending on your age and vesting service.

HOW YOU RECEIVE PLAN PAYMENTS
--------------------------------------------------------------------------------
     The way your benefits are paid can be just as important to you as the
         ---
amount that's paid.  Because people's needs are different, the plan lets you
------
choose how your benefits will be paid. You have your choice of several payment options.

     Unless you choose differently, your benefits will be paid by a standard payment form.

 .    If you're single, your standard payment form is the Single-Life Annuity
     ----------------
     Option.

 .    If you're married when payments start, your standard payment form is the
     -------------------------------------
     Joint and 50% Surviving Spouse Annuity Option.

     You also have your choice of optional payment forms under the plan. However, if you're married and choose any payment option other than the standard form, your spouse must agree to your choice by signing your election form in front of your local Benefits Representative or a notary public.

     If you decide to take a payment option other than your standard form, you must make your election within 90 days before your retirement.

YOUR PAYMENT OPTIONS

1.   Single-Life Annuity Option

          This payment form provides a monthly payment to you only for your lifetime. It will pay you the largest monthly amount because the income isn't continued to someone else after your death. If you're single, this is your standard form of payment.

2.   Joint and 50% Surviving Spouse Annuity Option

          This payment form provides a monthly income to you, with an amount equal to half of your monthly payments paid to your spouse after your death. If you're married, this is your standard payment form unless you and your spouse waive this payment form in writing.

          Under this payment form, your payments are reduced because they are expected to be made over two lifetimes instead of one. The amount of the reduction is based on your age and your spouse's age when you retire. After your death, 50% of your benefit will be paid each month for the lifetime of your spouse. If your spouse dies before you do, your benefit payments continue in the same amount as before, and no payments are made after your death.

3.   Contingent Annuitant Option

          Under this payment option, you may continue all or part of your monthly benefit to any survivor you name. This method pays a reduced benefit to you during your lifetime, with 50%, 75%, or 100% of that benefit continuing to the survivor you named. The benefit is reduced because payments are expected to be made over two lifetimes instead of one. The amount of the reduction is based on the percentage of your benefit you choose to continue to your survivor, your age, and your survivor's age. If the survivor you name is not your spouse, the law restricts the percentage your survivor can receive.

4.   Life-Period Certain Option

          Under this payment option, plan benefits are paid monthly for your lifetime, with payments guaranteed for 5, 10, 15, or 20 years. If you die before the guaranteed number of payments are made, payments in the same amount are made to your designated survivor for the rest of the guaranteed period.

          For example, if you choose to have payments guaranteed for 15 years and die after receiving payments for nine years, your survivor would continue to collect the same benefit for six years -- the remainder of the guaranteed period. If you die after receiving all payments for the guaranteed period, no payments are made to your survivor. Monthly benefits under this method are reduced because they are guaranteed for a certain period.

5.   Full Cash Refund Annuity Option

          This payment option provides you with a monthly benefit for your life with a guarantee that the total annuity value (determined at time of retirement) will be paid.

          If you die before receiving monthly payments equal to the annuity value, the difference between what has been paid to you and the actual annuity value will be paid to your beneficiary in a lump sum, in monthly payments, or a combination of both. If you die after the monthly payments you have received equal or exceed the annuity value, no additional payments will be made after your death. There is a reduction in your benefit to compensate for the possible benefits to your beneficiary.

6.   Social Security Adjustment Option

          If you retire before you are eligible for your primary benefit under Social Security (either at age 62 or Social Security retirement age), this option may be of interest to you. The Social Security retirement age is gradually increasing from age 65 to age 67, depending on your date of birth. This option permits you to have your retirement benefit adjusted, to provide a constant total income (your retirement benefits and Social Security income) both before and after your Social Security benefit begins.

          Under this option, you will receive a larger amount from the retirement plan before your Social Security benefit begins and a smaller amount from the retirement plan after your Social Security benefit begins.

          This option does not provide a benefit to anyone after your death.

7.   Lump-sum Payment

          If your retirement benefit is less than $50 a month when calculated as a Single-Life Annuity, or if the lump-sum value of your benefit is less than or equal to $3,500, your benefit may be paid in a single lump sum.

CHOOSING A PAYMENT OPTION

     The payment option you choose goes into effect on the date benefits start. If you're rejecting your standard payment form, you must choose or change payment methods within 90 days before benefits start.

WHEN YOUR BENEFITS ARE PAID

     Usually, you receive your retirement benefit in monthly payments, with checks drawn on the first of every month. The date your retirement benefit starts depends on when you retire and when you want payments to start.

     Although you may choose to have your retirement benefit start earlier, payments must begin by April 1 of the year after you reach age 70 1/2.
         ----

PAYING TAXES ON YOUR BENEFITS

     Benefits you receive from the plan are considered taxable income. Federal tax law requires Champion to automatically withhold taxes on your benefits before they're paid to you, unless you specifically request otherwise in writing. The amount that Champion withholds depends on your filing status and the number of exemptions you claim.

IF YOU DIE BEFORE RETIREMENT

     Once you are vested, the retirement plan provides for continuing income to your spouse in certain circumstances.

PRE-RETIREMENT SURVIVING SPOUSE BENEFIT

     If you and your spouse have been married for at least one year on the date of your death, the Pre-Retirement Surviving Spouse Benefit is payable in the event that you die before your benefit payments begin.

     The Pre-Retirement Surviving Spouse Benefit is a monthly benefit equal to the monthly amount your spouse would have received under the Joint and 50% Surviving Spouse Annuity (described on page A-11).

 .    If your death occurs at or after the earliest date you could take early retirement under the plan, the benefit is determined as though you had retired the day before your death.

 .    If your death occurs before the earliest date you could take early retirement under the plan, the benefit is determined as though you had left Champion the day before your death and elected to start receiving pension benefits at the earliest possible date.

     Payment will begin on the earliest date you could have commenced your benefit.

     Once the Pre-Retirement Surviving Spouse Benefit becomes payable, it will be paid for the remainder of your spouse's lifetime even if your spouse remarries. When your spouse dies, the benefit will cease.

     For terminated vested participants, there is a charge for this coverage in the form of a reduction in your pension benefit. The reduction is based on the number of years the coverage is in effect. The maximum reduction is 8%, and the reduction factors are related to age at coverage, as follows:

     ====================================================================
                       TERMINATED VESTED, PRE-RETIREMENT
                               SURVIVING SPOUSE
                          BENEFIT REDUCTION SCHEDULE
     --------------------------------------------------------------------

               Age Range                             Reduction per Year
               ---------                             ------------------
     --------------------------------------------------------------------
                 35-44                                        .1%
                 45-54                                        .2%
                 55-64                                        .5%
              65 and older                                     0%
     ====================================================================

     Coverage under the Pre-Retirement Surviving Spouse Benefit and the resulting charge to terminated vested employees does not apply:

 .    For any period of time during which you are not married.

 .    For any period of time during which a valid waiver of the Pre-Retirement
     Surviving Spouse Benefit coverage is in effect. You can waive this coverage by completing a form -- requiring your signature and your spouse's notarized or properly witnessed signature -- specifically electing not to have the coverage.

IF YOU DIE AFTER RETIREMENT
--------------------------------------------------------------------------------

     If you retire from Champion, the plan pays a lump sum death benefit to your beneficiary when you die. This benefit is in addition to any other continuing income you provide to a survivor through your plan payment options.

RETIREMENT BEFORE AGE 62

     If you retire before age 62, your beneficiary will receive a post-retirement death benefit of $5,000 upon your death.

RETIREMENT ON OR AFTER AGE 62

     If you retire at or after age 62, your beneficiary will be entitled to a post-retirement death benefit when you die. If you retire after age 65, the percentage will be determined as if you retired at age 65. The minimum benefit in any year is $5,000.

================================================================================
                   LUMP-SUM DEATH BENEFIT REDUCTION SCHEDULE

     Year of Retirement                    Your Post-retirement Death Benefit
     ------------------                    ----------------------------------
  First year                                100% of your final average earnings

  Second year                               80% of your final average earnings

  Third year                                60% of your final average earnings

  Fourth year                               40% of your final average earnings

  Fifth year                                20% of your final average earnings

  Six year and thereafter                                  $5,000
================================================================================

APPLYING FOR BENEFITS
--------------------------------------------------------------------------------

     You should talk to your local Benefits Representative about information on applying for benefits at least 90 days before you plan to retire. Someone will help you fill out the application form and explain your rights under the plan.

     If Benefits Administration requests, you may be asked to provide the following information:

 .    proof of your age and your spouse's age;
 .    your Social Security number and/or your spouse's Social Security number;
     and
 .    proof of your marriage.

     If you die before retirement, Champion will help your beneficiary apply for any benefits which may be due.

IF A BENEFIT IS DENIED

     You or your beneficiary is entitled to a full review if a benefit is denied, in whole or in part. For information on the process for reviewing denied benefits, see the "General Information" section.

SITUATIONS AFFECTING YOUR PLAN BENEFITS
--------------------------------------------------------------------------------

     Champion's Salaried Retirement Plan is designed to provide you with a monthly income after you retire. But some situations could affect your plan benefits.

 .    No benefits are payable if you leave Champion permanently for any reason before you are vested (see page A-9).

 .    If you don't notify Champion when you plan to retire or leave Champion, payments will begin only after your application for benefits is received and approved.

 .    If you don't keep your most recent address on file and Champion can't locate you, benefit payments may be delayed.

 .    If you continued employment with a purchaser of any Champion operation after a sale, payments can not commence until after the date you leave employment with a purchaser or age 65, if sooner.

 .    If it is determined that you deceptively or fraudulently received disability payments, service will not be credited for that period.

ASSIGNMENT OF BENEFITS

     Your retirement benefits belong to you and may not be sold, assigned, transferred, pledged, or garnisheed, under most circumstances.

     If you become divorced or separated, certain court orders could require that part of your benefit be paid to someone else -- your spouse or children, for example. This is known as a Qualified Domestic Relations Order. As soon as you're aware of any court proceedings which may affect your retirement benefit, contact your local personnel or Benefits Representative.

     If you (or your beneficiary) are unable to care for your own affairs, any payments due may be paid to someone who is authorized to conduct your affairs. This may be a relative or a court-appointed guardian.

OTHER INFORMATION YOU SHOULD KNOW
--------------------------------------------------------------------------------

     If the plan changes or ends, certain laws apply which protect part or all of your plan benefits.

     Champion reserves the right to end, suspend, or amend the plan at any time, in whole or in part. The Pension and Employee Benefits Committee is authorized to take any of these actions. Termination of the plan is unlikely, however, if circumstances make it impossible or inadvisable to continue the plan, benefits would be paid as described below.

IF THE PLAN IS TERMINATED

     If the plan is terminated, or if there is a partial termination affecting you, you will immediately be 100% vested as of the termination date. Benefits will be paid, according to law, as described below. No money in the fund can be returned to Champion until all required benefit commitments have been satisfied. Trust fund assets would be used first to provide benefits to retirees, beneficiaries, and active participants.

PENSION BENEFIT GUARANTY CORPORATION (PBGC)

     Benefits under the Champion Salaried Retirement Plan are guaranteed by the Pension Benefit Guaranty Corporation, a federal government agency, if the plan terminates. Generally, this agency guarantees most vested normal retirement benefits, early retirement benefits, and certain disability and survivors' pensions. However, it does not guarantee all types of benefits under covered plans, and the amount of protection is subject to certain limitations.

     The agency guarantees vested benefits at the level in effect on the date of plan termination. However, if a plan has been in effect less than five years before plan termination, or if benefits have been increased in the five years before termination, the whole amount of the plan's vested benefits or the benefit increase may not be guaranteed. In addition, there is a ceiling, which is adjusted periodically, on the amount of monthly benefit the PBGC guarantees.

     For more information on the PBGC insurance protection and its limitations, ask the Plan Administrator or the PBGC. Inquiries to the PBGC should be addressed to The Pension Benefit Guaranty Corporation; 2020 K Street, N.W.; Washington, D.C. 20006; Attention: Control Branch. The PBGC also may be reached by calling (202) 778-8840.

ADDITIONAL PLAN INFORMATION
--------------------------------------------------------------------------------
LIMITATIONS ON BENEFITS

     The federal tax laws place limitations on the amount of benefits that may be received from the plan.

     As a general rule, your total annual benefit from this plan and any other plans cannot exceed 100% of your compensation. There is also a dollar limit that federal tax laws place on your annual benefit payable at Social Security normal retirement age. The dollar limit is indexed to increase each year. This amount would be reduced for early retirement, optional forms of benefit payments, and/or participation in other retirement or savings plans.

TAX CONSIDERATIONS

     Generally speaking, your retirement income from Champion is taxable as ordinary income to you under current Internal Revenue Service regulations.

     As for your Social Security retirement income, separate tax rules govern its taxability. As a result, your Social Security retirement income may or may not be taxable to you.

     Unless you elect otherwise, taxes will be withheld from your benefit payments under the Salaried Retirement Plan.

     In all cases, it is advisable to seek competent tax advice during your first year of retirement in order to become completely aware of the tax filing requirements and your tax liabilities.

ANNUAL BENEFIT STATEMENT

     Once a year, you will receive a statement telling you, among other things:

 .    Whether you have a vested right to a retirement benefit at normal retirement age;

 .    If you are vested, what your benefits would be at normal retirement if you stopped working under the plan as of the statement date; and
 .

If you are not vested, how many more years you have to work in order to become vested in a retirement benefit.

     You can request this statement by writing to the Vice President, Benefits. However, such a request cannot be made more often than once a year.

FINANCIAL INFORMATION LINE

     The Financial Information Line is an automated voice-response system that is accessible from any touch tone phone. A personal identification number (PIN) keeps your inquiries confidential; only you can gain access to information about your pension or your savings accounts.

     Call the Financial Information Line Monday through Friday, 7:30 a.m. to 10:00 p.m., or Saturday and Sunday, 9:00 a.m. to 2:30 p.m. All hours are
Eastern Standard Time.
 .    Using a touch tone phone, dial one of the Financial Information Line access numbers:  either 1-800-323-6334 or Chamcon 868-4844.
 .    Enter your Social Security number.
 .    Enter your PIN.
 .    Identify the type of information you are seeking by pressing "2" for pension or "3" for savings.
     If you choose the pension option, you'll be able to:
 .    Receive a pension estimate for any age in the future.
 .    Get written confirmation of up to five pension estimates mailed to your home within several days.
 .    Receive general information on retirement options; how to retire; and
     various pension plan provisions, such as eligibility, vesting, and early retirement.

FIDUCIARIES

     The individuals who are responsible for the operation and administration of employee benefit plans are called "fiduciaries." The fiduciaries will continue to operate and administer the plans in a reasonable and prudent manner with the exclusive interest of you and other plan participants and beneficiaries in mind.

             Exhibit B to Agreement between Champion International
        Corporation and Richard E. Olson dated as of September 18, 1997
        ---------------------------------------------------------------
                                                                       Exhibit B
                                                                       ---------
                                                             [subparagraph 6(a)]
LONG-TERM DISABILITY INSURANCE OPTIONS SUMMARY CHART
--------------------------------------------------------------------------------

         ---------------------------------------------------------------------------------
                          LONG-TERM DISABILITY INSURANCE OPTIONS
         ---------------------------------------------------------------------------------

                                                        Assures Continuation of
                  Option                                This Amount of Earnings
                  ------                                -----------------------
                    1                                            50%
                    2                                            60%
                    3                                            70%
         ---------------------------------------------------------------------------------

ENROLLMENT
--------------------------------------------------------------------------------
     Coverage for temporary disability is automatic; you decide what level of long-term disability coverage best meets your needs.

TEMPORARY AND LONG-TERM DISABILITY COVERAGE

     You're eligible for coverage if you're an active, non-represented, salaried employee of Champion. Your coverage will begin automatically on the first day you are actively at work. You are not eligible for coverage while you are on a family care leave of absence or on any leave of absence.

     Champion pays the full cost of your temporary disability insurance coverage; it is not part of the flexible benefits program.

     For long-term disability coverage you have three levels of coverage to choose from (see page B-1). You must complete a Flexible Benefits Enrollment Form indicating your choice of coverage.

================================================================================
          If your earnings change during the year, your coverage
          amount and your price for coverage will remain the same
          through the end of the year.
================================================================================

     The plan is "self-funded." This means that Champion pays plan benefits from Company funds. Champion also processes claims and approves all benefit payments.

HOW DISABILITY COVERAGE WORKS
--------------------------------------------------------------------------------
TEMPORARY DISABILITY

     If you are ill or injured, Champion's temporary disability plan will pay you a weekly benefit for up to 180 days for any one illness or injury.

     For the first seven calendar days you are absent due to disability, your regular pay will continue at the discretion of local management. (You are responsible for notifying your local Benefits Representative if you are not able to return to work after seven days.) Beginning on the eighth day, the temporary disability plan pays 100% of your earnings. For this plan, earnings is defined as your base pay in effect at the time of the disability. (If you are a Nationwide commissioned sales representative, the definition of earnings is different and you should contact your local Benefits Representative for details.)

     Temporary disability benefits continue as long as you are disabled through the 180th day of your disability, or until you retire, whichever happens first.

Qualifying for benefits
-----------------------
     To qualify for temporary disability benefits, you must complete a request for disability claim form and have a signed statement from your physician certifying that you cannot perform the regular duties of your job. These statements, must be completed, signed, and returned to your local Benefits Representative by the eighth day of your disability.

     You may be asked to furnish additional physician's statements. Also, from time to time, you may be required to have an examination by a Champion-appointed physician at Champion's expense.

===============================================================================
          If you are asked by Benefits Administration to submit to an examination by a Champion-appointed physician and, after being examined, there is a difference of opinion as to
          whether you qualify for temporary disability benefits, the decision of Benefits Administration is final and conclusive.
===============================================================================

Periods of disability
----------------------
     You receive temporary disability benefits from the eighth through the 180th day of each period of disability. If you return to work after receiving temporary disability benefits, and within two weeks you become disabled again from the same cause (or related cause), both absences will be considered as one period of disability. However, if you return to work for at least two or more weeks between absences, your second absence will be considered a second period of disability.

Payment frequency
-----------------
     Temporary disability benefits are paid on the same basis as regular payroll checks.

Payroll deductions
------------------
     Any payroll deductions which you authorized as an active employee will continue while you are receiving temporary disability benefits. Such payroll deductions include federal, state, and local taxes; Social Security taxes; deductions for your benefits; and savings plan contributions.

LONG-TERM DISABILITY

     The long-term disability (LTD) plan provides you with a source of income if you become disabled and can't work for an extended period of time. For the first 180 days of disability, your pay is continued through Champion's temporary disability plan. After this period, you can have a percentage of your earnings continued through the long-term disability plan.

     You can choose from three coverage options, each of which continues a percentage of your earnings if you are totally disabled and can't work. For this plan, earnings is defined as the higher of your previous year's flexible benefits earnings or benefit earnings.

     The percentage the plan guarantees to pay (50%, 60%, or 70% of earnings) is a combination of all disability benefits -- such as benefits for you or your family from Social Security, or income from workers' compensation -- and payments from the Champion plan. The Champion plan benefit will never be less than $50 per month after other offsets have been made.

     Your benefits continue for as long as you remain totally disabled, up to age 65. If your disability begins after age 60, your benefits may be paid for five years or until your date of recovery, whichever occurs first.

Qualifying for benefits
-----------------------
During the first 24 months.

     To qualify for the first 24 months of long-term disability benefits, you must be under the regular care of a physician and your physician must certify that you are unable to perform any part of your regular job.

     However, you may be requested to perform a job other than your regular position as long as it is within the limitations as outlined by your attending physician.
Beyond 24 months.

     For long-term disability benefits to continue beyond 24 months, you must be considered totally and permanently disabled. This means that you are unable to do any job for which you are reasonably qualified by your training, education, and experience.

     Your physician -- and in certain cases a physician appointed by the Plan Supervisor -- must certify your disability. And, statements from the physician may be requested periodically during your long-term disability if they are needed to facilitate a review of your disability condition.

========================================================================
      If you are asked by Benefits Administration to submit to an examination by a Champion-appointed physician and, after
      being examined, there is a difference of opinion as to
      whether you qualify for long-term disability benefits, the decision of Benefits Administration is final and conclusive.
========================================================================

Periods of disability
---------------------
     If you return to work after receiving long-term disability benefits, and you become disabled again within six months for the same or a related cause, both absences will be considered as one period of disability and long-term disability plan benefits will begin again immediately. However, if you return to work for at least six months between absences, your second absence will be considered a new period of temporary disability.

Payment frequency
-----------------
     Long-term disability benefits are paid monthly. Payments are made to disabled employees on the first of each month, covering the prior month.

Payroll deductions
------------------
     Applicable federal and state taxes may be deducted from your long-term disability benefit. If you have an outstanding savings plan loan balance when you go on long-term disability, you may elect to have loan repayments deducted from your long-term disability benefit. You will automatically be transferred to the lowest deductible medical and dental plans, and any required contributions for coverage will be deducted from your monthly long-term disability check.

     Group life insurance coverage continues, but contributions end. All other contributions and benefit coverages will also end.

OTHER INFORMATION ABOUT YOUR DISABILITY BENEFITS
--------------------------------------------------------------------------------
     There are some special provisions that can affect the way your disability benefits are paid.

BENEFITS FROM OTHER SOURCES

     If you are receiving disability payments from other sources, Champion will adjust the amount of your payment so that you don't receive less than the plan's $50 minimum monthly benefit from -- all income sources. Champion's disability benefit will be reduced by:

 . any amounts paid or payable under workers' compensation or any occupational disease act or law;

 . any amounts paid or payable under the state-sponsored temporary disability plans of California, Hawaii, New York,

   New Jersey, Rhode Island, and Puerto Rico, or any other state or federal disability law in effect at the time of disability;

 . the amount paid or payable to you and your family from Social Security disability and/or retirement plans;

 . 50% of the amount of any earned income from rehabilitative employment performed during your disability period and 100% of any other earned income; and

 . any commissions paid during your disability period, except commissions paid instead of expense reimbursement.

WHEN BENEFITS AREN'T PAID

      Disability benefits will not be paid for:

 .   Any period during which you are not under the regular care of a physician, or if a physician determines that you no longer qualify for benefits;

 .   Periods during which you fail to comply with the plan;

 .   Any period during which you are incarcerated for any reason (however, benefit eligibility may resume after your release from incarceration if you otherwise qualify at that time);

 .   Disability due to or attributable to:

     - intentionally self-inflicted injury or attempted suicide while sane or insane;

     -    illness or injury while committing a felony;

     -    war or any act of war, declared or undeclared;

     -    military, naval, or any service in the armed forces of any country; or

     - a disability or illness caused by an accident related to employment other than with Champion.

ALCOHOL OR OTHER SUBSTANCE ABUSE REHABILITATION

     The disability plans will provide benefits during periods of alcohol or other substance abuse rehabilitation if you are receiving care and treatment from a licensed doctor. All services must be received in an approved substance abuse treatment facility.

     An approved substance abuse treatment facility is one that is accredited by the National Institute on Alcohol Abuse and Alcoholism, the American Hospital Association, or the Joint Council on Hospital Accreditation. It may also be a facility that is recognized for treatment to aid in the recovery from alcohol or other substance abuse and which is approved by an appropriate state agency.

REHABILITATIVE WORK INCOME

     The disability plans support your participation in rehabilitative work programs. While you are receiving temporary or long-term disability benefits, you can increase your income during the first 30 months you are disabled by doing rehabilitative work.

     For the plans, rehabilitative work means participation in an approved rehabilitation program in any occupation in which you are employed for wage or profit. Any work you do while you are unable to fully perform your own job qualifies as rehabilitative work as long as such work is approved by the Plan Supervisor.

     If you accept rehabilitative employment, and this employment is approved by Champion, your disability benefits will not stop. If the rehabilitative employment is outside of Champion, your disability benefits will be reduced by 50% of what you have earned during your rehabilitation. If the rehabilitative employment is within Champion, your disability benefits will be reduced by 100% of what you have earned.

WHEN AND HOW BENEFITS ARE PAID
--------------------------------------------------------------------------------
     To receive benefits from either of the disability plans, you must submit a claim as well as written proof of your disability, and you must be under the regular care of a doctor. To file a claim, contact your local Benefits Representative.

PAYMENT OF BENEFITS

     Temporary disability benefits are paid on the same basis as your regular payroll check. Long-term disability benefits are paid on the first of each month, covering the prior month.

PAYING TAXES ON YOUR BENEFITS

     When you receive temporary disability benefits, income taxes are withheld from your payments. Social Security taxes are withheld until the end of your sixth month of disability. The price you pay for long-term disability coverage is deducted from your pay on an after-tax basis. As a result, the benefits you receive from the plan are not taxable when you receive them.

IF A CLAIM FOR BENEFITS IS DENIED

     If a claim is denied, in whole or in part, you are entitled to a full review. For information on the process for reviewing denied claims, see the "General Information" section.

APPLICATION FOR BENEFIT PAYMENT

     A signed application form, including physician's statements must be filed with the Plan Supervisor within one year after the occurrence of the event for which a claim for disability benefits is made. Failure to file the required application within the one-year period will completely discharge the disability plans and Champion.

HOW DISABILITY AFFECTS YOUR OTHER BENEFITS
--------------------------------------------------------------------------------
     When you're away from work because of a disability, your other benefits could be affected.

     While you're receiving temporary disability benefits from Champion, no changes will be made to your other Champion benefits.

     If you are receiving long-term disability payments, you are not eligible to participate in Champion's flexible benefits program. However, you will have the following benefit coverages: (provided you make the required contributions) core level of medical coverage until you become eligible for Medicare, at which time, your coverage will be provided under the Medicare Supplemental Plan; core level of dental coverage;
and your core level of group life insurance coverage. All other flexible coverages cease. If you have medical coverage under an HMO when you begin long-term disability, you can continue that coverage if you continue to meet the HMO's eligibility rules.

     If you are on temporary or long-term disability and are receiving benefits from the Champion plan, you continue to earn credit for service under the retirement plan and the savings plan.

     If you are not receiving benefits from the Champion disability plans for any reason specified on beginning on page B-7, then you will not earn credit for service during that period for retirement and savings plan purposes.

     If you become totally and permanently disabled, as defined on page B-3, the full value of your savings account is available to you after 30 months.

SITUATIONS AFFECTING YOUR DISABILITY BENEFITS
--------------------------------------------------------------------------------
     Your Champion disability coverage is designed to provide you with income protection you can rely on. But some situations could cause a loss or delay of plan benefits. The most important of those situations are summarized here.

WHEN BENEFITS ARE DELAYED OR NOT PAID

 .   Benefits may be delayed until you notify the appropriate person of your disability. However, benefits may be payable if you can show that the delay was unavoidable.

 .   If your address changes while you're receiving benefits, and you don't notify Champion, benefits will be delayed.

 .   If your plan benefits are overpaid or underpaid, benefit payments will be adjusted until there is no more overpayment or underpayment.

 .   If you do not provide satisfactory medical evidence of your disability, benefits could stop.

 .   If your disability ends, payments stop.

WHEN COVERAGE ENDS

        Your disability coverage will end if:
 .   you leave Champion;

 .   you no longer meet or comply with the terms, provisions, and/or requirements for participation in the plan;

 .   you retire;

 .   you enter the armed forces of any country on a full-time basis; or

 .   the plan ends.

     Unlike some of your other insurance, disability coverage can't be converted to an individual policy when your coverage ends.

OTHER INFORMATION YOU SHOULD KNOW
--------------------------------------------------------------------------------
     Here is some important information about your disability benefit plans.

IF THE PLAN IS ENDED OR MODIFIED

     Champion reserves the right to end, suspend, or amend the plan at any time, in whole or in part. If any material changes are made, however, some claims may still be paid.

SUBROGATION RIGHTS

     If you recover any charges for covered expenses from a third party (for instance, an auto policy or as a result of a lawsuit), the amount of the benefit which Champion's plan will pay will be reduced by the amount you recover. If benefits have already been paid, you will have to reimburse Champion.

ATTACHMENT OF BENEFITS

     To the extent permitted by law, all rights and benefits under this plan are exempt from execution, attachment, garnishment, or other legal process from your debts or liabilities.

MISREPRESENTATION AND/OR FRAUD

     Misrepresentation of material facts or other fraudulent or negligent actions may result in disciplinary action including, but not limited, to your termination of employment, loss of plan coverage, or even legal action. Willful fraud will be prosecuted at the discretion of Champion.

             Exhibit C to Agreement between Champion International
        Corporation and Richard E. Olson dated as of September 18, 1997
        ---------------------------------------------------------------
                                                                       Exhibit C
                                                                       ---------
                                                      [subparagraph 8(a)(ii)(y)]
                Schedule of Certain Benefit Coverages during the
              Severance Payment Period under Subparagraph 8(a)(i)
              after a Termination following a Change in Control
               ---------------------------------------------------

                    ` Disability:      Same as for active employees.

                    ` Medical:         Difference between active employee
                                       medical benefit and retiree medical
                                       benefit, if any.

                    ` Dental:          Same as for active employees.

     For other benefit coverages after termination following a Change in Control, see subparagraph 8(a)(ii)(x) and (z).

             Exhibit D to Agreement between Champion International
        Corporation and Richard E. Olson dated as of September 18, 1997
        ---------------------------------------------------------------
                                                                       Exhibit D
                                                                       ---------
                                                            [subparagraph 10(g)]
                    Schedule of Payments and Benefits upon
                    a Breach after Cessation of Employment
                    --------------------------------------

`  Severance:        2 years termination payments (or the unpaid balance
                     thereof); however, payments not to cover the period, if any, after the last day of the month next preceding the Executive's normal retirement date under the Company's pension plan. Payments are based on highest total of salary and annual bonus for any calendar year of employment.

`  Retirement:       (A) In the case of a breach during a period in which the
                     Company is making payments under subparagraph 8(a)(i) above by reason of a "termination" as defined in subparagraph
                     8(b) above, all allowances under subparagraph 9(b)(i) and
                     (ii) hereof without regard to the offsets set forth in subparagraph 9(b)(iii) hereof in excess of the respective benefits payable to the Executive and his spouse under the #001 Plan. If the Executive does not have a spouse at the time as of which the lump sum calculation is being made, then such calculation shall be made on the assumption that he had a spouse, his own age, at such time; (B) In the case of a breach other than during the period referred to in clause (A) above, all allowances under subparagraph 9(b)(i) and (ii) or (iv) above, whichever in fact is applicable, (or the unpaid balance thereof) without regard to the offsets set forth in subparagraph 9(b)(iii) above in excess of the respective benefits payable to the Executive and his spouse or other Beneficiary under the #001 Plan.

`  Disability:       Same as for active employees, during the 2 year termination payment period or balance thereof.
`  Medical:          Difference between active employee medical benefit and
                     retiree medical benefit, during the 2 year termination
                     payment period or balance thereof.
`  Dental:           Same as for active employees, during the 2 year termination payment period or balance thereof.

             Exhibit E to Agreement between Champion International
        Corporation and Richard E. Olson dated as of September 18, 1997
        ---------------------------------------------------------------
                                                                       Exhibit E
                                                                       ---------
                          [Intentionally left blank]

             Exhibit F to Agreement between Champion International
        Corporation and Richard E. Olson dated as of September 18, 1997
        ---------------------------------------------------------------
                                                                       Exhibit F
                                                                       ---------
                                                            [subparagraph 16(d)]
                            FORM OF TRUST AGREEMENT


                                TRUST AGREEMENT

         TRUST AGREEMENT (the "Trust"), dated as of February 19, 1987, by and between Champion International Corporation, a New York corporation (the "Company"), and Connecticut National Bank (the "Trustee").

         WHEREAS, the Company is obligated under the individual agreements set forth on Exhibit I (together with any additional agreements included on Exhibit I pursuant to Section 2.01(c) hereof, the "Agreements") to make specified payments to certain of the Company's executives (together with any additional executives and retired executives included on Exhibit I pursuant to Section 2.01(c) hereof, the "Executives"); and

         WHEREAS, the aforesaid obligations of the Company are not funded or otherwise secured, and the Company has agreed, to the extent practicable, to assure that the future payment of certain of said obligations will not be improperly withheld in the event that a "Change in Control" (as defined herein) of the Company should occur; and

         WHEREAS, for purposes of assuring that such payments will not be improperly withheld, the Company desires to deposit with the Trustee, subject only to the claims of the Company's existing or future general creditors in the event of bankruptcy or insolvency (as hereinafter provided), amounts of cash or marketable securities sufficient to fund such payments;

          NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the parties hereto agree as follows:

                                   ARTICLE I
                                 THE AGREEMENTS
                                 --------------

          SECTION 1.01  Agreements.  The agreements subject to this Trust
                        ----------
consist of the Agreements listed from time to time on Exhibit I hereof respectively. The Company shall continue to be liable to the Executives to make all payments required under the terms of such Agreements to the extent such payments have not been made pursuant to this Trust.

                                   ARTICLE II
                           TRUST AND THE TRUST CORPUS
                           --------------------------

          SECTION 2.01  Trust.
                        -----

               (a) The Company will deliver to the Trustee to be held in trust hereunder, concurrently with the execution of this

Trust, the sum of $100 in cash, and upon the occurrence of a "Potential Change in Control" (as defined in Section 3.02), (i) an additional amount in cash (or in marketable securities having a fair market value equal to such amount, or some combination thereof) representing the sum of the amounts, determined as provided in Section 4.02, which is estimated to be sufficient to fund the Company's obligations to pay to the Executives certain amounts and benefits due to them pursuant to the Agreements and (ii) an amount estimated by the Trustee to be sufficient to pay all of the Trustee's fees and expenses hereunder with respect to the period of time that this Trust Agreement shall be in effect.

               (b) The payment by the Company pursuant to Section 2.01(a)(i) hereof shall be accompanied by a Payment Schedule for each Executive as required by Section 4.02(a) hereof.

               (c) The Company may, subject to the provisions of Section 2.01(d), from time to time prior to the occurrence of a Change in Control revise
Exhibit I in order to include thereon (A) additional Executives, and (B) additional Agreements with respect to any Executive. If a revised Exhibit I is delivered to the Trustee with respect to any Executive upon or after the occurrence of a Potential Change in Control, the Company will deliver to the Trustee, concurrently with such revised Exhibit I:

          (x) a Payment Schedule or a revised Payment Schedule, as applicable, with respect to such Executive which complies with Section 4.02(a) and which sets forth the additional amount delivered to the Trustee with respect to such Executive, and
          (y) an amount which is estimated to be sufficient when added to the amount or amounts previously delivered to the Trustee to fund the Company's obligations under the Payment Schedule or the revised Payment Schedule, as applicable, pursuant to such Executive's Agreements.

Such Payment Schedule or revised Payment Schedule shall be effective in accordance with the provisions of Section 4.02(b). A revised Exhibit I shall be effective upon the later of (C) receipt by Trustee of such revised Exhibit I and
(D) receipt by the Trustee of all amounts required under this Section 2.01(c), if any, and such revised Exhibit I shall supersede any and all such Exhibits previously delivered to the Trustee.

               (d) In no event may Exhibit I be revised to eliminate any Executive or any Agreements with respect to any

Executive without such Executive's written consent, except as provided in the following sentence. Prior to the occurrence of a Change in Control, the Company shall deliver instructions to the Trustee to delete the name of, and the Agreements with respect to, an Executive from Exhibit I promptly following the termination of his employment with the Company prior to the occurrence of a Change in Control. The Trustee shall make such deletions and shall be able to rely upon such instructions and shall have no duty to inquire with respect to the termination of such Executive's employment with the Company. The deletions described in the immediately preceding sentence may not be made with respect to instructions delivered to the Trustee on or after the occurrence of a Change in Control of the Company. Notwithstanding the foregoing, following a Potential Change in Control the Company may, in its discretion, add retired Executives and their agreements with the Company to Exhibit I in accordance with Section 2.01(c) to assure that the payment of certain amounts payable by the Company to such retired Executives under such agreements will not be improperly withheld following a Change in Control.

          SECTION 2.02  Trust Corpus.
                         ------------
               (a) As used herein, the term "Trust Corpus" shall mean the amounts delivered to the Trustee as described in Section 2.01 and 4.02(b) hereof in whatever form held or invested as provided herein. The Trust Corpus shall be held, invested and reinvested by the Trustee in cash or marketable securities only in accordance with this Section 2.02. The Trustee shall use its good faith efforts to invest or reinvest from time to time all or such part of the Trust Corpus as it believes prudent under the circumstances in either one or a combination of the following investments:

               (i) investments in direct obligations of the United States of America or agencies of the United States of America or obligations unconditionally and fully guaranteed as to principal and interest by the United States of America, in each case maturing within one year or less from the date of acquisition; or

               (ii) investments in negotiable certificates of deposit (in each case maturing within one (1) year or less from the date of acquisition) issued by a commercial bank organized and existing under the laws of the United States of America or any state thereof having a combined capital and surplus of at least $1,000,000,000, including the Trustee's banking department;

provided, however, that the Trustee shall not be liable for any failure to
-----------------
maximize the income earned on that portion of the

Trust Corpus as is from time to time invested or reinvested as set forth above, nor for any loss of income due to liquidation of any investment which the Trustee, in its sole discretion, believes necessary to make payments or to reimburse expenses under the terms of this Trust.

               (b) The Trust is intended to be grantor trust within the meaning of Section 671 of the Internal Revenue Code of 1986, as amended (the "Code"), and except as hereinafter provided, all interest and other income earned on the investment of the Trust Corpus shall be the property of the Company and shall not constitute a part of the Trust Corpus. Except as provided in Section 4.02(a), the interest and other income earned in any calendar quarter shall be paid over to the Company by the Trustee as promptly as practicable after the end of such calendar quarter.

               (c) All losses of principal in respect of, and expenses (including, as provided in Section 5.01(g) hereof, any expenses of the Trustee) charged against, the Trust Corpus shall be for the account of the Company and the Company shall be obligated to promptly reimburse the Trust Corpus for any loss in principal amount of, or expense charged against, the Trust Corpus except to the extent that such amounts have been applied to reduce amounts payable to the Company pursuant to Section 2.02(b) hereof. To the extent any such losses and expenses are not reimbursed by the Company, the aggregate amount payable to an Executive under the applicable Payment Schedule shall be reduced by a portion of such losses and expenses, as determined on a pro rata basis.

                                  ARTICLE III
                               CHANGE IN CONTROL
                               -----------------

               SECTION 3.01  Definition of Change in Control.
                             -------------------------------
For purposes of this Trust, a Change in Control of the Company shall be deemed to have occurred if

               (a) any "person" (as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities;

               (b) during any period within two (2) consecutive years (not including any period prior to the Company's 1987 Annual Meeting of Shareholders) there shall cease to be a majority of the Board of Directors comprised as follows: individuals who at the beginning of such period constitute the Board of Directors and any new director(s) whose election by the Board of Directors or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved; or

               (c) the shareholders of the Company approve (i) a plan of complete liquidation of the Company or (ii) the sale or other disposition of all or substantially all the Company's assets.

         SECTION 3.02  Definition of a Potential Change in Control.  For
                       -------------------------------------------
purposes of this Trust, a Potential Change in Control shall be deemed to have occurred if

               (a) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control of the Company;

               (b) any person (including the Company) publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control of the Company;

               (c) any person, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing ten percent (10%) or more of the combined voting power of the Company's then outstanding securities; or

               (d) the Board of Directors adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control of the Company has occurred.

          SECTION 3.03  Notification of the Trustee.  The Company shall notify
                        ---------------------------
the Trustee of the occurrence of a Potential Change in Control and the Company shall or an Executive may notify the Trustee of the occurrence of a Change in Control, and the Trustee may rely on such notice or on any other actual notice, satisfactory to the Trustee, of such a change or potential change which the Trustee may receive. The Trustee shall have no obligation to make an independent determination as to the occurrence of a Potential Change in Control or Change in Control.

                                   ARTICLE IV
                          RELEASE OF THE TRUST CORPUS
                          ---------------------------

          The Trustee shall hold the Trust Corpus in its possession under the provisions of this Trust Agreement until authorized to deliver the Trust Corpus or any specified portion thereof as follows:

          SECTION 4.01  Delivery to the Company.
                        -----------------------

               (a) Any amount in excess of $100 delivered to the Trustee pursuant to Section 2.01 hereof or otherwise constituting part of the Trust Corpus shall be returned to the Company, unless within six (6) months of such delivery to the Trustee a Change in Control shall have occurred. Such six month period shall be renewed (i) for any Potential Change in Control which occurs during any initial six month period or (ii) by a resolution adopted by the Board of Directors and delivered to the Trustee by the Company to the effect that such an initial six month period (or a six month period that is renewed in accordance with clause
(i) of this Section 4.01(a)) shall start anew.

               (b) Any amount held by the Trustee for the benefit of an Executive shall be paid to the Company immediately following the final payment of all amounts payable to such Executive pursuant to the terms of the Executive's Agreement, as certified to the Trustee by the Executive.

               (c) Upon the termination of the Trust as provided in the first sentence of Section 6.01(a), the Trustee shall pay to the Company the amount of the Trust Corpus, less all payments, expenses, taxes and other charges under this Trust Agreement as of such date of termination, provided that in the event that the Trust shall continue with respect to one or more Executives in accordance with the provisions of Section 6.01(b), the Trustee shall pay to the Company the amount that would have been payable to the Company if the Trust had terminated as provided in Section 6.01(a), less (i) the amounts subject to litigation or arbitration for each such Executive, as certified to the Trustee by each such Executive, and (ii) an amount estimated by the Trustee to be sufficient to pay all of the Trustee's fees and expenses with respect to the additional period of time that the Trust shall continue in effect pursuant to
Section 6.01(b).

           SECTION 4.02  Deliveries to Executives.
                         ------------------------

               (a) The Company shall deliver to the Trustee, upon the occurrence of a Potential Change in Control, a separate schedule for each Executive (the "Payment Schedule") indicating (x) the amounts delivered to the Trustee for the benefit of each such Executive pursuant to Section 2.01(a)(i) in accordance with such Executive's Agreements and (y) the amounts payable in respect of such Executive, or providing a formula or instructions acceptable to the Trustee for determining the amounts so payable. The Payment Schedule shall include instructions as to the amount of interest, if any, accruing in respect of an Executive and such instructions may be revised from time to time prior to the occurrence of a Change in Control. Each Payment Schedule also shall be delivered by the Company to such Executive. The aggregate payment to be made hereunder to an Executive by the Trustee shall not exceed the aggregate amount delivered to the Trustee for the benefit of such Executive as indicated in the Payment Schedule applicable to such Executive. The Trustee shall make payments to each Executive under the Payment Schedule applicable to such Executive upon receipt by the Trustee of a written request for payment signed by the Executive or, following his death, his beneficiary or beneficiaries. Such request shall set forth each of the following items: (i) the specific amount of payment requested, (ii) the specific Agreement or Agreements and the specific section or sections of such Agreements under which such payment is to be made, (iii) the existence or absence of any "excess parachute payment" (as defined in Section 280G of the Code) respecting the amount payable to such Executive in accordance with the applicable Payment Schedule and (iv) the amount of any reduction in the amount otherwise payable to such Executive in accordance with the applicable Payment Schedule and the item or items to be reduced, if any. The Trustee shall rely upon such written request in making payments under the Payment Schedule and shall have no duty to inquire into the amounts, instructions or formulas set forth in the Payment Schedule or the Executive's right to such payments.

               (b) The Company may from time to time after the occurrence of a Potential Change in Control deliver concurrently to the Trustee (i) a revised Payment Schedule with respect to any Executive which sets forth the aggregate amounts payable with respect to such Executive and (ii) an amount which is estimated to be sufficient when added to the amount or amounts previously delivered to the Trustee to fund the Company's obligations pursuant to such Executive's Agreements. A revised Payment Schedule shall be effective upon the later of (x) receipt by the Trustee of such revised Payment Schedule and (y) receipt by the Trustee of all amounts required under Section 4.02(b)(ii) and such revised Payment Schedule shall supersede any and all Payment Schedules previously delivered by the Company to the Trustee with respect to such Executive.

               (c) Except as provided in this Section 4.02(c), a revised Payment Schedule may not reduce the amounts payable with respect to an Executive pursuant to the prior Payment Schedule for such Executive except with the written consent of such Executive.

     (i) After a Potential Change in Control and before a Change in Control, the Company shall deliver to the Trustee, promptly following the termination of an Executive's employment with the Company, a revised Payment Schedule with respect to such Executive which deletes all of the amounts set forth on the prior Payment Schedule for such Executive. The Trustee may rely upon such revised Payment Schedule and shall have no duty to inquire with respect to the termination of such Executive's employment with the Company. The Trustee shall return to the Company all amounts previously delivered by the Company to the Trustee for the benefit of such Executive.

     Notwithstanding the foregoing, following a Potential Change in Control the Company may, in its discretion, deliver Payment
     Schedules for retired Executives in accordance with Section
     4.02(a) hereof.

     (ii) After a Potential Change in Control and before a Change in Control, the Company may deliver a revised Payment Schedule with respect to an Executive which reduces the amounts payable in respect of such Executive pursuant to his prior Payment Schedule as the result of a more accurate calculation by the Company of the amount of the benefits to which such Executive is entitled pursuant to his Agreements. The Trustee may rely on such revised Payment Schedule and shall have no duty to inquire with respect to said calculation. The Trustee shall return to the Company an amount equal to such reduction.

A revised Payment Schedule of the type described in this Section 4.02(c) may not be delivered to, or honored by, the Trustee on or after the occurrence of a Change in Control of the Company. A revised Payment Schedule shall be effective upon its receipt by the Trustee and shall supersede any and all Payment Schedules previously delivered by the Company to the Trustee with respect to such Executive.

               (d) The Trustee shall be permitted to withhold from any payment due to an Executive hereunder the amount required by law to be so withheld under federal, state and local withholding requirements or otherwise, and shall pay over to the appropriate government authority the amounts so withheld. The Trustee may rely on instructions from the Company as to any required withholding and shall be fully protected under Section 5.01(g) hereof in relying on such instructions.

               (e) Except as otherwise provided herein, in the event of any final determination by the Internal Revenue Service or a court of competent jurisdiction, which determination is not appealable or the time for appeal or protest of which has expired, or the receipt by the Trustee of a substantially unqualified opinion of tax counsel selected by the Trustee with the written consent of the Company, which determination determines, or which opinion concludes, that the Executives or any particular Executive, is subject to federal income taxation on amounts held in Trust hereunder prior to the distribution to the Executives or Executive of such amounts, the Trustee shall, on receipt by the Trustee of such opinion or notice of such determination, pay to each Executive the portion of the Trust Corpus includible in such Executive's federal gross income.

          SECTION 4.03  Deliveries to Creditors of the Company.  It is the
                        --------------------------------------
intent of the parties hereto that the Trust Corpus is and shall remain at all times subject to the claims of the general creditors of the Company in the event of bankruptcy or insolvency as hereinafter provided, but in no other event. Accordingly, the Company shall not create a security interest in the Trust Corpus in favor of the Executives or any creditor. If the Trustee receives the notice provided for in Section 4.04 hereof, or otherwise receives actual notice that the Company is insolvent or bankrupt as defined in Section 4.04 hereof, the Trustee will make no further distributions of the Trust Corpus to any of the Executives but will deliver the entire amount of the Trust Corpus only as a court of competent jurisdiction, or duly appointed receiver or other person authorized to act by such a court, may direct to make the Trust Corpus available to satisfy the claims of the Company's general creditors. The Trustee shall resume holding the Trust Corpus under the terms hereof and resume any distribution of Trust Corpus to the Executives under the terms hereof, upon no less than thirty (30) days advance notice to the Company, if it determines that the Company was not, or is no longer, bankrupt or insolvent. Unless the Trustee has actual knowledge of the Company's bankruptcy or insolvency, the Trustee shall have no duty to inquire whether the Company is bankrupt or insolvent.

          SECTION 4.04  Notification of Bankruptcy or Insolvency.  The Company,
                        ----------------------------------------
through its Board of Directors and Chief Executive Officer, shall advise the Trustee promptly in writing of the Company's bankruptcy or insolvency. The Company shall be deemed to be bankrupt or insolvent in the following circumstances:

          (a) The Company is subject to a pending proceeding as a debtor under the Bankruptcy Reform Act of 1978, as amended; or

          (b) The Company shall generally not pay its debts as such debts become due or shall cease to pay its debts in the ordinary course of business.

                                   ARTICLE V
                                    TRUSTEE
                                    -------

          SECTION 5.01  Trustee.
                        -------

               (a) The duties and responsibilities of the Trustee shall be limited to those expressly set forth in this Trust, and no implied covenants or obligations shall be read into this Trust against the Trustee.

               (b) If all or any part of the Trust Corpus is at any time attached, garnished, or levied upon by any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by a court affecting such property or any part thereof, then and in any of such events the Trustee is authorized, in its sole discretion, to rely upon and comply with any such order, judgment or decree, and it shall not be liable to the Company or any Executive by reason of such compliance even though such order, judgment or decree subsequently may be reversed, modified, annulled, set aside or vacated.

               (c) The Trustee shall maintain such books, records and accounts as may be necessary for the proper administration of the Trust Corpus, including, without limitation, as provided in Article II hereof, and shall render to the Company, on or prior to each January 31 following the date of this Trust until the termination of this Trust (and on the date of such termination), an accounting with respect to the Trust Corpus as of the end of the then most recent calendar year (and as of the date of such termination). The Trustee will at all times maintain a separate bookkeeping account for each Executive to which it will credit each amount delivered by the Company to the Trustee with respect to such Executive. Upon the written request of an Executive or the Company, the Trustee shall deliver to such Executive or the Company, as the case may be, a written report setting forth the amount held in the Trust for such Executive (or each Executive if such request is made by the Company) and a record of the deposits made with respect thereto by the Company. Unless the Company or any Executive shall have filed with the Trustee written exceptions or objections to any such statement and account within one hundred eighty (180) days after receipt thereof, the Company or the Executive shall be deemed to have approved such statement and account, and in such case the Trustee shall be forever released and discharged with respect to all matters and things reported in such statement and account as though it had been settled by a decree of a court of competent jurisdiction in an action or proceeding to which the Company and the Executive were parties.

               (d) The Trustee shall not be liable for any act taken or omitted to be taken hereunder if taken or omitted to be taken by it in good faith, absent the gross negligence or wilful misconduct of the Trustee. The Trustee shall also be fully protected in relying upon any notice given hereunder which it in good faith believes to be genuine and executed and delivered in accordance with this Trust.

               (e) The Trustee may consult with legal counsel to be selected by it, and the Trustee shall not be liable for any action taken or suffered by it in accordance with the advice of such counsel.

               (f) The Trustee shall be reimbursed by the Company for its reasonable expenses incurred in connection with the performance of its duties hereunder and shall be paid reasonable fees for the performance of such duties in the manner provided by paragraph (g) of this Section 5.01.

               (g) The Company agrees to indemnify and hold harmless the Trustee from and against any and all damages, losses, claims or expenses as incurred (including expenses of investigation and fees and disbursements of counsel to the Trustee and any taxes imposed on the Trust Corpus or income of the Trust) arising out of or in connection with the performance by the Trustee of its duties hereunder, other than such damages, losses, claims or expenses arising out of the Trustee's gross negligence or wilful misconduct. Any amount payable to the Trustee under paragraph (f) of this Section 5.01 or this paragraph (g) shall be paid by the Company promptly upon demand therefor by the Trustee or, in the event that the Company fails to make such payment, from the Trust Corpus. In the event that payment is made hereunder to the Trustee from the Trust Corpus, the Trustee shall promptly notify the Company in writing of the amount of such payment. The Company agrees that, upon receipt of such notice, it will deliver to the Trustee to be held in the Trust an amount in cash (or in marketable securities or in some combination thereof) equal to any payments made from the Trust Corpus to the Trustee pursuant to paragraph (f) of this Section 5.01 or this paragraph (g). The failure of the Company to transfer any such amount shall not in any way impair the Trustee's right to indemnification, reimbursement and payment pursuant to paragraph (f) of this
Section 5.01 or this paragraph (g).

          SECTION 5.02  Successor Trustee.  The Trustee may resign and be
                        -----------------
 discharged from its duties hereunder at any time by giving notice in writing of such resignation to the Company and each Executive specifying a date (not less than thirty (30) days after the giving of such notice) when such resignation shall take effect. Promptly after such notice, the Company (or, if a Change in Control shall previously have occurred, Executive(s) having at least 65% percent of all amounts then held in the Trust credited to their accounts) shall appoint a successor trustee, such trustee to become Trustee hereunder upon the resignation date specified in such notice. If the Company fails to appoint a successor trustee or if such Executive(s) are unable to so agree upon a successor trustee within thirty (30) days after such notice, the Trustee shall be entitled, at the expense of the Company, to petition a United States District Court or any of the courts of the State of New York having jurisdiction to appoint its successor. The Trustee shall continue to serve until its successor accepts the trust and receives delivery of the Trust Corpus. The Company (or, if a Change in Control shall previously have occurred, Executive(s) having at least 65% percent of all amounts then held in the Trust credited to their accounts) may at any time substitute a new trustee by giving fifteen (15) days notice thereof to the

 Trustee then acting. In the event of such removal or resignation, the Trustee shall duly file with the Company and, on and after a Change in Control, the Executives a written statement or statements of accounts and proceedings as provided in Section 5.01(c) hereof for the period since the last previous annual accounting of the Trust, and if written objection to such account is not filed as provided in Section 5.01(c) hereof, the Trustee shall to the maximum extent permitted by applicable law be forever released and discharged from all liability and accountability with respect to the propriety of its acts and transactions shown in such account. The Trustee and any successor thereto appointed hereunder shall be a commercial bank which is not an affiliate of the Company, but which is a national banking association or established under the laws of one of the states of the United States, and which has equity in excess of $100 million.

          SECTION 5.03  Settlement of Accounts.  Notwithstanding any other
                        ----------------------
 provision of this Agreement, in the event of the termination of the Trust, or the resignation or discharge of the Trustee, the Trustee shall have the right to a settlement of its accounts, which accounting may be made, at the option of the Trustee, either (a) by a judicial settlement in a court of competent jurisdiction; or (b) by agreement of settlement, release and indemnity from the Company to the Trustee.

                                   ARTICLE VI
                       TERMINATION, AMENDMENT AND WAIVER
                       ---------------------------------

          SECTION 6.01  Termination.
                        -----------

               (a) Except as provided in Section 6.01(b) of this Agreement, this Trust shall terminate forty-two months after the occurrence of a Change in Control, or, if earlier, upon the earliest of either of the following events:
(i) the exhaustion of the Trust Corpus; or (ii) the final payment of all amounts payable to all of the Executives pursuant to the Agreements, as certified to the Trustee by each Executive. Promptly upon termination of this Trust, any remaining portion of the Trust Corpus, less all payments, expenses, taxes and other charges under this Trust Agreement as of such date of termination, shall be paid to the Company.

               (b) Notwithstanding any other provision of this Agreement, in the situation where the payments under an Executive's Agreements are the subject of litigation or arbitration, and if the Trust Corpus has not been exhausted with respect to such Executive, the Trust shall not terminate and the funds held in the Trust with respect to such Executive shall continue to be held by the Trustee until the final resolution of such litigation or arbitration. The Trustee may assume that no Agreement of an Executive is the subject of such litigation or arbitration unless the Trustee receives written notice from an

 Executive or the Company with respect to such litigation or arbitration. The Trustee may rely upon written notice from an Executive as to the final resolution of such litigation or arbitration. Following such final resolution, the Trust shall terminate with respect to each Executive described in this
 Section 6.01(b) upon the earliest of either of the following events: (i) the exhaustion of the Trust Corpus held by the Trustee with respect to such Executive; or (ii) the final payment of all amounts payable to the Executive pursuant to such Executive's Agreements, as certified to the Trustee by such Executive. Promptly upon termination of this Trust with respect to an Executive described in Section 6.01(b), any remaining portion of the Trust Corpus held by the Trustee with respect to such Executive shall be paid to the Company. At such time as the Trust shall be terminated with respect to all such Executives, the Trust Corpus, less all payments, expenses, taxes and other charges attributable to the extension of the Trust term beyond the termination date described in Section 6.01(a), shall be paid promptly to the Company.

          SECTION 6.02  Amendment and Waiver.  Except as provided in Sections
                        --------------------
2.01(c),(d) and 4.02(b),(c), this Trust may not be amended except by an instrument in writing signed on behalf of the parties hereto together with the written consent of Executives having at least 65% of all amounts then held in the Trust credited to their accounts. The parties hereto, together with the consent of Executives having at least 65% of all amounts then held in the Trust credited to their accounts, may at any time waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto or an Executive to any such waiver shall be valid if set forth in an instrument in writing signed on behalf of such party or Executive. This Trust may not be amended nor may compliance with any provisions hereunder be waived except by an instrument in writing signed on behalf of the parties hereto and by at least seventy-five percent (75%) of the Executives in the situation where, prior to such amendment or waiver, no payment has been made by the Company pursuant to Section 2.01(a)(i) that is then held by the Trustee.
Notwithstanding the foregoing, any such amendment or waiver may be made prior to a Change in Control by written agreement of the parties hereto without obtaining the consent of the Executives if such amendment or waiver does not adversely affect the rights of the Executives hereunder. Except as provided in Sections 2.01(c),(d) and 4.02(b),(c), no amendment or waiver relating to this Trust may be made (i) with respect to the amount of funds to be delivered by the Company to the Trustee with respect to an Executive or by the Trustee to such Executive, or the timing of such deliveries or (ii) which amends Section 6.01, unless such Executive, in the case of clause (i) or, all

Executives in the case of clause (ii), agree in writing to such amendment or waiver.

                                  ARTICLE VII
                               GENERAL PROVISIONS
                               ------------------

          SECTION 7.01  Further Assurances.  The Company shall, at any time and
                        ------------------
from time to time, upon the reasonable request of the Trustee, execute and deliver such further instruments and do such further acts as may be necessary or proper to effectuate the purposes of this Trust.

          SECTION 7.02  Certain Provisions Relating to this Trust.   (a) This
                        -----------------------------------------
Trust sets forth the entire understanding of the parties with respect to the subject matter hereof and supersedes any and all prior agreements, arrangements and understandings relating thereto. This Trust shall be binding upon and inure to the benefit of the parties and their respective successors and legal representatives.

               (b) If by the end of the eight-month period following the date hereof, or such later date as the Company and the Trustee shall agree, counsel is unable to deliver to the Company a favorable opinion that is satisfactory to the Company, substantially to the effect that

     (i) the Company will be treated as the owner of the Trust under Section 677 of the Code and Section 1.677(a)-1(d) of the regulations. Under Section 671, the Company must include all of the income, deductions and credits against tax of the Trust in computing its own taxable income and credits, and

     (ii) the transfer of assets to the Trust will not constitute a transfer of property for purposes of Section 83 of the Code or
     Section 1.83-3(e) of the regulations, and

     (iii) under Section 451 of the Code, amounts will be includible in the gross income of the Executives only in the taxable year or years in which such amounts are actually distributed or made available by the Trustee, the Trust shall immediately terminate and the amount of the Trust Corpus, less all payments, expenses, taxes and other charges under this Trust Agreement, if any, as of such date, shall be returned to the Company as soon as possible. Upon termination of the Trust, the Executives shall have no rights under this Trust Agreement.

               (c) This Trust shall be governed by and construed in accordance with the laws of the State of New York, other than and without reference to any provisions of such laws regarding choice of laws or conflict of laws.

               (d) In the event that any provision of this Trust or the application thereof to any person or circumstances shall be determined by a court of proper jurisdiction to be invalid or unenforceable to any extent, the remainder of this Trust, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each provision of this Trust shall be valid and enforced to the fullest extent permitted by law.

               (e) The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

          SECTION 7.03   Alienation.  The right of any Trust Beneficiary (as
                         ----------
hereinafter defined) to any benefit or to any payment hereunder shall not be subject to alienation or assignment.

          SECTION 7.04   Arbitration.  Any dispute between the Executives and
                         -----------
the Company or the Trustee as to the interpretation or application of the provisions of this Trust and amounts payable hereunder may, at the election of any party to such dispute (or, if more than one (1) Executive is such a party, at the election of seventy-five percent (75%) of such Executives), be determined by binding arbitration within the greater New York City metropolitan area or the State of Connecticut in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court of competent jurisdiction. All fees and expenses of such arbitration shall be paid by the Trustee and considered an expense of the Trust under Section 5.01(g).

          SECTION 7.05  Notices.  Any notice, report, demand or waiver required
                        -------
or permitted hereunder shall be in writing and shall be given personally or by prepaid registered or certified mail, return receipt requested, addressed as follows:

If to the Company:       Champion International Corporation
                         One Champion Plaza
                         Stamford, Connecticut 06921
                         Attention: Corporate Secretary

If to the Trustee:       Connecticut National Bank
                         777 Main Street
                         Hartford, Connecticut  06115
                         Attention:  Employee Benefits
                                      Administration - MSN 215

If to an Executive, to the address of such Executive as listed next to his name on Exhibit I hereto.

          A notice shall be deemed received upon the date of delivery if given personally or, if given by mail, upon the receipt thereof. A change of address may be given by any party to another by similar notice.

          SECTION 7.06 Trust Beneficiaries.  Each Executive is an intended
                       -------------------
beneficiary ("Trust Beneficiary") under this Trust, and as a Trust Beneficiary shall be entitled to enforce all terms and provisions hereof with the same force and effect as if such person had been a party hereto. The term Trust Beneficiary shall, to the extent provided in the Agreements respecting a deceased Executive, also mean the legal representative of the estate of such deceased Executive and the surviving spouse of the deceased Executive or beneficiary designated by such Executive in accordance with the terms of such Agreements.

          IN WITNESS WHEREOF, the parties have executed this Trust as of the date first written above.

                         CHAMPION INTERNATIONAL CORPORATION
                         By /s/ Andrew C. Sigler
                            ---------------------------------
                            Andrew C. Sigler
                            Chairman and Chief Executive
                            Officer

                         CONNECTICUT NATIONAL BANK
                         By /s/ Thomas F. Mullaney Jr.
                            ---------------------------------
                            Thomas F. Mullaney, Jr.
                            Executive Vice-President

                                                                       Exhibit I

                   AGREEMENTS BETWEEN CHAMPION INTERNATIONAL
                       CORPORATION AND CERTAIN EXECUTIVES

                                                              Agreement and
      Name and Address               Title                  Date of Agreement
      -----------------              -----                  -----------------
Mr. L. Scott Barnard           Executive Vice President    October 18, 1990:
One Champion Plaza                                         -Agreement*
Stamford, CT  06921                                        -Agreement Relating to Legal
                                                            Expenses

Mr. Stephen B. Brown           Senior Vice President and   October 18, 1990:
One Champion Plaza             General Counsel             -Agreement*
Stamford, CT  06921                                        -Agreement Relating to Legal
                                                            Expenses

Mr. Mark V. Childers           Senior Vice President-      November 16, 1995:
One Champion Plaza             Organizational              -Agreement
Stamford, CT  06921            Development and             -Agreement Relating to Legal
                               Human Resources              Expenses

Mr. Michael P. Corey           Senior Vice President       September 18, 1997:
One Champion Plaza                                         -Agreement
Stamford, CT  06921                                        -Agreement Relating to Legal
                                                            Expenses

Mr. Richard J. Diforio, Jr.    Senior Vice President       November 16, 1995:
One Champion Plaza                                         -Agreement
Stamford, CT  06921                                        -Agreement Relating to Legal
                                                            Expenses

Mr. Joe K. Donald              Executive Vice President    October 18, 1990:
One Champion Plaza                                         -Agreement**
Stamford, CT  06921                                        -Agreement Relating to Legal
                                                            Expenses

Mr. Lawrence A. Fox            Vice President and          October 18, 1990:
One Champion Plaza             Secretary                   -Agreement*
Stamford, CT  06921                                        -Agreement Relating to Legal
                                                            Expenses

Mr. Odair A. Garcia            President and Managing      November 16, 1995:
One Champion Plaza             Director of                 -Agreement
Stamford, CT  06921            Champion Papel e            -Agreement Relating to Legal
                               Celulose Ltda.               Expenses

Mr. Thomas L. Hart             Vice President and          November 16, 1995:
One Champion Plaza             Treasurer                   -Agreement
Stamford, CT  06921                                        -Agreement Relating to Legal
                                                            Expenses

Mr.  Frank Kneisel              Senior Vice President      -October 18, 1990:
One Champion Plaza              Finance                    -Agreement*
Stamford, CT  06921                                        -Agreement Relating to Legal
                                                            Expenses

Mr. Burton G. MacArthur, Jr.   Executive Vice President    October 18, 1990:
One Champion Plaza                                         -Agreement*
Stamford, CT  06921                                        -Agreement Relating to Legal
                                                            Expenses

Mr. Kenwood C. Nichols         Vice Chairman and           October 18, 1990:
One Champion Plaza             Executive Officer           -Agreement*
Stamford, CT  06921                                        -Agreement Relating to Legal
                                                            Expenses

Mr. John M. Nimons             Vice President and          October 18, 1990:
One Champion Plaza             Controller                  -Agreement*
Stamford, CT  06921                                        -Agreement Relating to Legal
                                                            Expenses

Mr. Richard E. Olson           Chairman and Chief          September 18, 1997:
One Champion Plaza             Executive Officer           -Agreement
Stamford, CT  06921                                        -Agreement Relating to Legal
                                                            Expenses

Mr. Richard L. Porterfield     Executive Vice President    October 18, 1990:
One Champion Plaza                                         -Agreement*
Stamford, CT  06921                                        -Agreement Relating to Legal
                                                            Expenses

_____________________
*   As amended September 19, 1991
**  As amended September 19, 1991 and November 21, 1996

                                  AMENDMENT TO
                          TRUST AGREEMENT DATED AS OF
                       FEBRUARY 19, 1987 BETWEEN CHAMPION
            INTERNATIONAL CORPORATION AND CONNECTICUT NATIONAL BANK
            -------------------------------------------------------

     This Amendment between Champion International Corporation, a New York corporation (the "Company"), and Connecticut National Bank (the "Trustee") is effective as of August 18, 1988 and amends the Trust Agreement dated as of February 19, 1987 between the Company and the Trustee (the "Trust").

     WHEREAS, the Company and the Trustee have entered into the Trust; and

     WHEREAS, the Company and the Trustee wish to amend the Trust in order to
(1) ensure that it is in compliance with the rule against perpetuities and with applicable restraints on alienation, and (2) clarify the circumstances in which interest earned on the investment of Trust Corpus may be paid to the Executives; and

     WHEREAS. all of the Executives have agreed in writing to this Amendment as required by Section 6.02 of the Trust;
     NOW, THEREFORE, it is hereby agreed by and between the parties as follows:

          1. Section 4.01 of the Trust is hereby amended by adding a new subsection (d) thereto, as follows:

       "(d) Notwithstanding any provision of this Agreement, upon termination of the Trust as provided in Section 6.01(c) the Trustee shall pay to the Company all amounts held hereunder."

          2. The second, third and fourth sentences of Section 4.02(a) of the Trust are hereby amended in their entirety to read as follows:

     "Each Payment Schedule also shall be delivered by the Company to such Executive. The Payment Schedule shall include instructions as to the amount of interest (if any) to accrue for the benefit of an Executive, from the date on which the Trustee receives a written request for payment signed by the Executive (or his beneficiary or beneficiaries) as hereinafter provided until the date on which such payment is made, in respect of such payment; such instructions may be revised from time to time prior to the occurrence of a Change in Control. The aggregate payment to be made hereunder to an Executive by the Trustee shall not exceed the aggregate amount delivered to the Trustee for the benefit of such Executive, plus interest (if any) thereon as described in the immediately preceding sentence, all as indicated in the Payment Schedule applicable to such Executive."

          3. Subsection (a) of Section 6.01 of the Trust is hereby amended to delete the first nine words thereof (i.e., "Except as provided in Section 6.01(b) of this Agreement,") and to substitute the following therefor: "Except as provided in Sections 6.01(b) and 6.01(c) of this Agreement,".

          4. Subsection (b) of Section 6.01 of the Trust is hereby amended to delete the first seven words thereof (i.e., "Notwithstanding any other provision of this Agreement,") and to substitute the following therefor:
Notwithstanding any other provision of this Agreement except Section 6.01(c),".

          5. Section 6.01 of the Trust is hereby amended by adding a new subsection (c) thereto, as follows:

               "(c) Notwithstanding any other provision of this Agreement, this Trust shall terminate in all events and under all circumstances not later than twenty-one years after the death of the last survivor of the Executives who were included on Exhibit I hereto at the time this Trust was executed, such Executives being John A. Ball, Gerald J. Beiser, William H. Burchfield, Aubrey L. Cole, Mark A. Fuller, Jr., Marvin H. Ginsky, Judson Hannigan, L. C. Heist, Robert F. Longbine, Kenwood C. Nichols, Philip R. O'Connell and Andrew C. Sigler. Promptly upon termination of this Trust pursuant to this Section 6.01(c), the Trustee shall pay to the Company all amounts held hereunder."

          6. All capitalized terms used herein and not defined herein shall have the meanings assigned to them in the Trust.

          7. Except as amended hereby, all of the provisions of the Trust shall continue in full force and effect without change.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

                         CHAMPION INTERNATIONAL CORPORATION

                         By /s/  Andrew C. Sigler
                            --------------------------
                            Chairman and Chief Executive Officer

                         CONNECTICUT NATIONAL BANK
                         By /s/ Thomas J. Botticelli
                            ------------------------------------
                            Vice President

AGREED TO:
/s/ John A. Ball                         /s/ Judson Hannigan
-------------------------                ---------------------------
John A. Ball                             Judson Hannigan

/s/ Gerald J. Beiser                     /s/ L. C. Heist
-------------------------                ---------------------------
Gerald J. Beiser                         L.C. Heist

/s/ William H. Burchfield                /s/ Kenwood C. Nichols
-------------------------                ---------------------------
William H. Burchfield                    Kenwood C. Nichols

/s/ Aubrey L. Cole                       /s/ Philip R. O'Connell
-------------------------                ---------------------------
Aubrey L. Cole                           Philip R. O'Connell

/s/ Mark A. Fuller, Jr.                  /s/ Richard E. Olson
-------------------------                ---------------------------
Mark A. Fuller, Jr.                      Richard E. Olson

/s/ Marvin H. Ginsky                     /s/ Andrew C. Sigler
-------------------------                ---------------------------
Marvin H. Ginsky                         Andrew C. Sigler

             Exhibit G to Agreement between Champion International Corporation and Richard E. Olson dated as of September 18, 1997
        ---------------------------------------------------------------
                                                               Exhibit G
                                                               ---------
                                                      [subparagraph 16(d)]
                  Schedule of Amounts to be Deposited in Trust
                       Upon a Potential Change in Control*
                  --------------------------------------------

For Active Employees
--------------------
`  Severance:        2 years termination payments; however, payments not to
                     cover the period, if any, after the last day of the month
                     next preceding the Executive's normal retirement date under the Company's pension plan. Payments are based on highest
                     total of salary and annual bonus for any calendar year of
                     employment.
`  Retirement:       All allowances under subparagraph 9(b)(i) and (ii) hereof, without regard to the offsets set forth in subparagraph
                     9(b)(iii) hereof, as if the Executive had continued in the employ of the Company until the date on which he shall
                     attain the age of 62, in excess of the respective benefits payable to the Executive and his spouse under the #001
                     Plan. If the Executive does not have a spouse at the time
                     as of which the lump sum calculation is being made, then
                     such calculation shall be made on the assumption that he
                     had a spouse, his own age, at such time.
`  Disability:       Same as for active employees for the 2 year termination
                     payment period (or balance thereof).
`  Medical:          Difference between active employee medical benefit and
                     retiree medical benefit for the 2 year termination payment period (or balance thereof).
`  Dental:           Same as for active employees for the 2 year termination
                     payment period (or balance thereof).
`  Options:          Fund for those options referred to in sub-paragraph
                     8(a)(iii) hereof. "Spread" to be calculated on the basis of the closing price

________________
* This Exhibit G does not reflect the possible reduction provided for in subparagraph 16(d)(v) hereof.
                     of Common Shares of the Company as reported in "New York Stock Exchange Composite Transactions" of the Eastern Edition of The
                                ---

                     Wall Street Journal for the trading day immediately after
                     -------------------
                     the Potential Change in Control.
`  Contingently
   Credited Shares:  Fund for those contingently credited shares referred to in subparagraph 8(a)(iii) hereof in an amount per share equal to the closing price of Common Shares of the Company as
                     reported in "New York Stock Exchange Composite
                     Transactions" of the Eastern Edition of The Wall Street
                                                             ---------------
                     Journal for the trading day immediately after the
                     -------
                     Potential Change in Control.
`  Legal Expenses:   An amount equal to twelve times the monthly base salary
                     paid at time of deposit into trust. For Retired Employees
`  Retirement:       If the Executive (or, in the event of his death, his spouse or other Beneficiary) and Company agree, fund for unpaid balance of excess retirement allowance and payments, if any, and excess survivor retirement allowance and payments, if any, as defined in subparagraph 9(d)(iii) hereof.

                                       2